                  --------------------------------------------

                                U.S.$400,000,000

                     SENIOR SECURED BRIDGE CREDIT AGREEMENT

                                      among

                            INVERSIONES OEA LIMITADA,

                                as the Borrower,

                         INVERSIONES CACHAGUA LIMITADA,

                           as the Principal Guarantor,

                          THE GUARANTORS NAMED HEREIN,

                         DEUTSCHE BANK SECURITIES INC.,

                                  as Arranger,

                             BANKERS TRUST COMPANY,

                  as Administrative Agent and Collateral Agent,

                                       and

                                 VARIOUS LENDERS

                          Dated as of December 28, 2000

                  --------------------------------------------

                                Table of Contents
                                -----------------

                                                                                                               Page
                                                                                                               ----

SECTION 1.        Amount and Terms of Credit..................................................................... 1

         1.1.     The Commitments................................................................................ 1
         1.2.     Pro Rata Borrowings............................................................................ 3
         1.3.     Interest....................................................................................... 3
         1.4.     Interest Periods............................................................................... 4
         1.5.     Increased Costs, Illegality, etc............................................................... 5
         1.6.     Compensation................................................................................... 7
         1.7.     Change of Lending Office....................................................................... 8
         1.8.     Replacement of Lenders......................................................................... 8
         1.9.     Conversions and Continuations.................................................................. 9

SECTION 2.        Fees; Termination of Commitments...............................................................10

         2.1.     Fees...........................................................................................10
         2.2.     Mandatory Termination of Commitments...........................................................10

SECTION 3.        Repayment, Prepayments and Taxes...............................................................10

         3.1.     Scheduled Repayment............................................................................10
         3.2.     Voluntary Prepayments..........................................................................11
         3.3.     Mandatory Prepayments..........................................................................11
         3.4.     Method and Place of Payment....................................................................12
         3.5.     Net Payments...................................................................................13

SECTION 4.        Conditions Precedent to the Initial Borrowing..................................................14

         4.1.     Execution of Agreement; Notes..................................................................14
         4.2.     No Default; Representations and Warranties.....................................................15
         4.3.     Notice of Borrowing............................................................................15
         4.4.     Corporate Documents; Proceedings...............................................................15
         4.5.     Opinions of Counsel............................................................................15
         4.6.     Consummation of the Transactions...............................................................16
         4.7.     Capital Structure..............................................................................17
         4.8.     Adverse Change.................................................................................17
         4.9.     Governmental and Other Approvals...............................................................18
         4.10.    Litigation.....................................................................................18
         4.11.    Stock Pledge Agreements........................................................................18
         4.12.    Financial Statements; Projections..............................................................19
         4.13.    Existing Indebtedness, Liens and Other Obligations.............................................19
         4.14.    Compliance with Applicable Law.................................................................19
         4.15.    Payment of Fees and Other Obligations..........................................................19
         4.16.    Consent Letter.................................................................................19
         4.17.    Central Bank Approval..........................................................................19


                                       i

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
                                Table of Contents
                                -----------------
                                   (Continued)

                                                                                                               Page
                                                                                                               ----


         4.18.    Other Documents................................................................................20

SECTION 5.        Representations, Warranties and Agreements.....................................................20

         5.1.     Corporate Status...............................................................................20
         5.2.     Corporate Power and Authority..................................................................21
         5.3.     No Immunity....................................................................................21
         5.4.     No Violation...................................................................................21
         5.5.     Approvals......................................................................................21
         5.6.     Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc...........22
         5.7.     Ranking........................................................................................24
         5.8.     Litigation.....................................................................................24
         5.9.     True and Complete Disclosure...................................................................24
         5.10.    Use of Proceeds; Margin Regulations............................................................25
         5.11.    Tax Returns and Payments.......................................................................25
         5.12.    Employee Benefit Plans.........................................................................26
         5.13.    Security Interests.............................................................................26
         5.14.    Properties.....................................................................................26
         5.15.    Capitalization.................................................................................26
         5.16.    Compliance with Statutes, etc..................................................................27
         5.17.    Investment Company Act.........................................................................27
         5.18.    Public Utility Holding Company Act.............................................................27
         5.19.    Environmental Matters..........................................................................27
         5.20.    Labor Relations................................................................................28
         5.21.    Patents, Licenses, Franchises and Formulas.....................................................28
         5.22.    Transactions...................................................................................29
         5.23.    Fees and Enforcement...........................................................................29
         5.24.    Form of Documentation..........................................................................30
         5.25.    Payment of Additional Amounts..................................................................30
         5.26.    Fictitious Business Names......................................................................30
         5.27.    Indebtedness...................................................................................30

SECTION 6.        Affirmative Covenants..........................................................................30

         6.1.     Information Covenants..........................................................................30
         6.2.     Books, Records and Inspections.................................................................33
         6.3.     Maintenance of Property and Insurance..........................................................34
         6.4.     Corporate Existence and Franchises.............................................................34
         6.5.     Compliance with Statutes.......................................................................34
         6.6.     Compliance with Environmental Laws.............................................................34
         6.7.     Employee Benefit Plans.........................................................................34
         6.8.     End of Fiscal Years and Fiscal Quarters........................................................35
         6.9.     Performance of Obligations.....................................................................35
         6.10.    Payment of Taxes...............................................................................35



                                       ii

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
                                Table of Contents
                                -----------------
                                   (Continued)

                                                                                                               Page
                                                                                                               ----

         6.11.    Further Assurances.............................................................................35
         6.12.    Gener and Dividend Payments....................................................................36
         6.13.    Refinancing; Non-Core Asset Sale...............................................................37
         6.14.    Post-Closing Adjustments.......................................................................37
         6.15.    Follow-on Offer to Purchase....................................................................37

SECTION 7.        Negative Covenants.............................................................................37

         7.1.     Liens..........................................................................................38
         7.2.     Consolidation, Merger, Purchase or Sale of Assets, etc.........................................40
         7.3.     Dividends and Other Payments...................................................................42
         7.4.     Indebtedness...................................................................................42
         7.5.     Advances, Investments and Loans................................................................43
         7.6.     Transactions with Affiliates...................................................................46
         7.7.     Capital Expenditures...........................................................................47
         7.8.     Limitation on Voluntary Payments and Modifications of Indebtedness;
                  Modifications of Estatutos Socialesand Certain Other Agreements................................47
         7.9.     Limitation on Certain Restrictions on Subsidiaries.............................................48
         7.10.    Limitation on Issuance of Capital Stock........................................................48
         7.11.    Business.......................................................................................49
         7.12.    Limitation on Creation of Subsidiaries.........................................................49

SECTION 8.        Events of Default..............................................................................49

         8.1.     Payments.......................................................................................49
         8.2.     Representations, etc...........................................................................49
         8.3.     Covenants......................................................................................49
         8.4.     Default Under Other Agreements.................................................................49
         8.5.     Bankruptcy, etc................................................................................50
         8.6.     Security Documents.............................................................................50
         8.7.     Guaranties.....................................................................................51
         8.8.     Judgments......................................................................................51
         8.9.     Change of Control..............................................................................51
         8.10.    Denial of Liability............................................................................51
         8.11.    Currency Restrictions..........................................................................51
         8.12.    Governmental Action............................................................................52
         8.13.    Transfer of Gener Shares.......................................................................52

SECTION 9.        Guaranty.......................................................................................52

         9.1.     The Guaranteed Obligations.....................................................................52
         9.2.     Continuing Obligation..........................................................................53
         9.3.     No Discharge...................................................................................53
         9.4.     Tolling of Statute of Limitations..............................................................54
         9.5.     Bankruptcy.....................................................................................54


                                       iii

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
                                Table of Contents
                                -----------------
                                   (Continued)

                                                                                                               Page
                                                                                                               ----

         9.6.     Independent Obligation.........................................................................54
         9.7.     Authorization..................................................................................54
         9.8.     Reliance.......................................................................................55
         9.9.     Subordination..................................................................................56
         9.10.    Waiver.........................................................................................56
         9.11.    Nature of Liability............................................................................57
         9.12.    Contribution...................................................................................57

SECTION 10.       Definitions....................................................................................58


SECTION 11.       The Agents.....................................................................................76

         11.1.    Appointment....................................................................................76
         11.2.    Administration of the Collateral...............................................................76
         11.3.    Application of Proceeds........................................................................77
         11.4.    Nature of Duties...............................................................................77
         11.5.    Lack of Reliance on Agents.....................................................................78
         11.6.    Certain Rights of the Agents...................................................................78
         11.7.    Reliance.......................................................................................79
         11.8.    Indemnification................................................................................79
         11.9.    The Agents in Their Respective Individual Capacities...........................................79
         11.10.   Holders........................................................................................80
         11.11.   Resignation by the Agents......................................................................80
         11.12.   The Arranger...................................................................................81
         11.13.   Notice of Default..............................................................................81

SECTION 12.       Miscellaneous..................................................................................81

         12.1.    Payment of Expenses, etc.......................................................................81
         12.2.    Right of Setoff................................................................................82
         12.3.    Notices........................................................................................82
         12.4.    Benefit of Agreement; Assignments; Participations..............................................83
         12.5.    No Waiver; Remedies Cumulative.................................................................85
         12.6.    Payments Pro Rata..............................................................................85
         12.7.    Calculations; Computations; Accounting Terms...................................................86
         12.8.    GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE;
                  WAIVER OF JURY TRIAL...........................................................................87
         12.9.    Counterparts...................................................................................88
         12.10.   Effectiveness..................................................................................89
         12.11.   Headings Descriptive...........................................................................89
         12.12.   Amendment or Waiver............................................................................89
         12.13.   Survival.......................................................................................90
         12.14.   Domicile of Bridge Loans.......................................................................90
         12.15.   Judgment Currency..............................................................................90
         12.16.   Waiver of Sovereign Immunity...................................................................90


                                       iv


                                Table of Contents
                                -----------------
                                   (Continued)

                                                                                                               Page
                                                                                                               ----

         12.17.   English Language...............................................................................91
         12.18.   Register.......................................................................................91
         12.19.   Confidentiality................................................................................91
         12.20.   Independence...................................................................................92



Schedule A              Commitments
Schedule B              Lender Addresses
Schedule 4.11           Post-Closing Collateral Actions
Schedule 4.13A          Existing Indebtedness
Schedule 5.15           Capitalization
Schedule 5.15(b)        Cash Contributions
Schedule 5.25           Withholding Taxes
Schedule 7.5            Existing Investments

         SENIOR SECURED BRIDGE CREDIT AGREEMENT, dated as of December 28, 2000, among INVERSIONES OEA LIMITADA, a limited liability partnership organized and existing under the laws of the Republic of Chile (the "Borrower"), INVERSIONES CACHAGUA LIMITADA, a limited liability partnership organized under the laws of the Republic of Chile (the "Principal Guarantor"), the Guarantors party hereto from time to time, the lenders party hereto from time to time (each, a "Lender" and, collectively, the "Lenders"), BANKERS TRUST COMPANY, acting as Administrative Agent and Collateral Agent in the manner and to the extent described in Section 11 (in such respective capacities, the "Administrative Agent" or the "Collateral Agent"), and DEUTSCHE BANK SECURITIES INC., as Arranger (the "Arranger").


                              W I T N E S S E T H :

         WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrower the Bridge Loans provided herein;

         NOW, THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Amount and Terms of Credit.

         1.1. The Commitments.

         (a) The Bridge Loan Commitments. Subject to and upon the terms and conditions set forth herein, each Lender severally and not jointly agrees to make a term bridge loan (each, a "Bridge Loan" and, collectively, the "Bridge Loans") to the Borrower in an aggregate principal amount not to exceed such Lender's Commitment. The Bridge Loans shall be made in a single Borrowing on the Initial Borrowing Date, and, once repaid or prepaid, may not be reborrowed. The amount of each Lender's Commitment in excess of such Lender's Bridge Loan shall expire on the Initial Borrowing Date.

         (b) Notice of Borrowing. When the Borrower desires to incur the Bridge Loans hereunder, the Borrower shall give the Administrative Agent at its Notice Office at least three Business Days' prior written notice thereof; provided, however, that any such notice shall be deemed to have been given on a certain day only if given before 11:00 A.M. (New York time) on such day. Such written notice (the "Notice of Borrowing") shall, except as provided in Section 1.5, be irrevocable and shall be given by the Borrower in a form to be agreed prior to the Initial Borrowing Date, appropriately completed to specify the aggregate principal amount of the Bridge Loans to be made pursuant to the Borrowing, the date of Borrowing (which shall be a Business Day) and the length of the initial Interest Period therefor. The Administrative Agent shall promptly give each Lender required to make such Bridge Loans written notice of the proposed Borrowing, of such Lender's proportionate share thereof and of the other matters required to be specified in the Notice of Borrowing.

         (c) Disbursement of Funds. No later than 3:00 p.m. (New York time) on the date specified in the Notice of Borrowing, subject to the terms and conditions set forth herein, each Lender will make available its pro rata share of the Borrowing. All such amounts shall be made available to the Administrative Agent in Dollars and in immediately available funds at the Payment Office and the Administrative Agent will make available to the Borrower, at the bank account in New York to be designated by the Borrower to the Administrative Agent in the Notice of Borrowing, the aggregate (net of any Fees, costs and expenses due hereunder) of the amounts so made available by the Lenders in the type of funds received. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of Borrowing and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made the same available to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the Federal Funds Rate and (ii) if recovered from the Borrower, the rate of interest applicable to the Borrowing as determined pursuant to Section 1.3. Nothing in this Section 1.1 shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make its Bridge Loans hereunder.

         (d) Notes.

         (i) The Borrower's obligation to pay the principal of, and interest on, the Bridge Loan made by a Lender shall be evidenced, at such Lender's option, by a promissory note, duly executed and delivered by the Borrower and in a form to be agreed prior to the Initial Borrowing Date (each, a "Note" and, collectively, the "Notes"), with blanks appropriately completed in conformity herewith. Such Note shall (A) be payable to the order of such Lender and be dated the date of execution thereof, (B) be in a stated principal amount equal to the principal amount of the Bridge Loan of such Lender and be payable in the unpaid principal amount evidenced thereby, (C) mature on the Maturity Date, (D) bear interest as provided in Section 1.3, and (E) be entitled to the benefits of this Agreement and the other Credit Documents. Upon repayment in full of amounts due under such Note, such Lender shall return it to the Borrower.

         (ii) Each Lender will maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender as a result of the Bridge Loans of such Lender, including the amounts of principal, interest and other amounts payable and paid to such Lender from time to time under this Agreement and the Notes evidencing such Bridge Loans. The entries made by each Lender in such accounts shall constitute prima facie evidence of the existence and amounts of the Bridge Loans and other Obligations therein recorded; provided, however, that the failure of any Lender to maintain such account or accounts, or any error therein, shall not in any manner affect the obligations of the Borrower to repay or pay the Bridge Loans made by such Lender, accrued interest thereon and the other Obligations of the Borrower to such Lender hereunder in accordance with the terms of this Agreement.

         1.2. Pro Rata Borrowings. All Borrowings of the Bridge Loans shall be incurred from the Lenders pro rata on the basis of their Commitments. It is understood that no Lender shall be responsible for any failure by any other Lender to make its Bridge Loans hereunder and that each Lender shall be obligated to make the Bridge Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Bridge Loans.

         1.3. Interest.

         (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each LIBOR Loan from the Borrowing Date thereof until the earlier of (x) the maturity (whether by acceleration or otherwise) of such LIBOR Loan and (y) the conversion of such LIBOR Loan to a Base Rate Loan pursuant to
Section 1.5 or 1.9, as the case may be, at a rate per annum which shall, at all times applicable thereto, be equal to the sum of LIBOR for the relevant Interest Period plus the Applicable Margin.

         (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the Borrowing Date thereof until the earlier of (x) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (y) the conversion of such Base Rate Loan to a LIBOR Loan pursuant to Section 1.9 at a rate per annum which shall, at all times applicable thereto, be equal to the sum of the Base Rate in effect from time to time plus the Applicable Margin.

         (c) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof (determined in accordance with Section 3.4) and shall be payable in arrears on each Interest Payment Date and on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

         (d) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Bridge Loan and any other overdue amount payable hereunder shall bear interest at a rate per annum equal to (i) in the case of principal of any Bridge Loan, the rate per annum equal to 2.00% plus the product of (A) the Overdue Ratio times (B) the rate otherwise then borne by such Bridge Loan and (ii) in the case of interest or such other amounts, the rate per annum equal to 2.00% plus the product of (A) the Overdue Ratio times (B) the rate otherwise applicable to Base Rate Loans; provided, that at no time shall the interest rate payable pursuant to this clause (d) on any amount due hereunder exceed 20% per annum. Interest which accrues under this Section 1.3(d) shall be payable on demand. This paragraph (d) and the Borrower's payment of any increased interest rate provided hereunder shall not (i) relieve the Borrower of its obligation to pay amounts hereunder when and as due, (ii) cure any Default or Event of Default resulting from a failure to pay such amounts nor (iii) prevent the Agents from foreclosing on the Collateral or exercising any other available remedies as a result of such a failure.

         (e) Upon each Interest Determination Date, the Administrative Agent shall determine the interest rate for each Interest Period applicable to the LIBOR Loans and shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent demonstrable error, be final and conclusive and binding on all parties hereto.

         1.4. Interest Periods. The interest period (each, an "Interest Period") applicable to the LIBOR Loans shall be:

         (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such LIBOR Loan and ending one, three or six months thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion, as the case may be, given with respect thereto to the Administrative Agent not less than three Business Days prior to the commencement of the designated Interest Period; and

         (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one, three or six months thereafter, as selected by the Borrower by irrevocable notice to the

     Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

         (1) if any such Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

         (2) any Interest Period that would otherwise extend beyond the Maturity Date shall (for all purposes other than subsection 1.6) end on the Maturity
     Date:

         (3) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

         (4) the Borrower shall select Interest Periods so as not to require a scheduled payment of any LIBOR Loan during an Interest Period for such Loan.

         1.5. Increased Costs, Illegality, etc.

         (a) In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Lender, shall have determined in good faith (which determination shall, absent demonstrable error, be final and conclusive and binding upon all parties hereto):

         (i) on any Interest Determination Date, that, by reason of any changes arising after the Effective Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of "LIBOR";

         (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Bridge Loan (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of taxes, which shall be governed by Section 3.5) because of any change since the Effective Date in any applicable law or governmental rule, regulation, order, guideline, or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding, in the case of LIBOR Loans, any reserves required under Regulation D to the extent such reserves have been included in the computation of LIBOR) or because any such change, interpretation or administration shall impose on such Lender any other condition relating to the Credit Documents or the Bridge Loans; or

         (iii) at any time, that the making or continuance of any LIBOR Loan has become unlawful by compliance by such LIBOR Loan Lender in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law but with which such LIBOR Loan Lender customarily complies even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Lender (or the Administrative Agent in the case of clause (i) above) shall promptly give notice to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). After the occurrence of any such event, (x) in the case of clause (i) above, Bridge Loans shall no longer be available as LIBOR Loans, and any Notice of Borrowing, Notice of Continuation or Borrower Notice of Conversion given by the Borrower with respect to Bridge Loans which have not yet been incurred shall be deemed rescinded by the Borrower and outstanding LIBOR Loans shall be converted into Base Rate Loans until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist (which notice the Administrative Agent shall endeavor to give promptly after any express determination thereof by the Administrative Agent), (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, within 10 Business Days after the Borrower's receipt of written demand therefor (accompanied by the written notice referred to below), such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, prepared in good faith and submitted to the Borrower by such Lender shall, absent demonstrable error, be final and conclusive and binding upon all parties hereto); provided that the Borrower shall not be required to compensate a Lender pursuant to this clause (y) if such Lender fails to notify the Borrower within six months after becoming aware of the event giving rise to such claim for compensation; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect, and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.5(b) as promptly as possible and, in any event, within the time period required by law.

         (b) At any time that any Bridge Loan is affected by the circumstances described in Section 1.5(a)(ii) or (iii), the Borrower may (and in the case of a Bridge Loan affected pursuant to Section 1.5(a)(iii) the Borrower shall) either
(x) if the affected Bridge Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 1.5(a)(ii) or (iii), or (y) if the affected Bridge Loan is then outstanding, upon at least five Business Days' notice to the Administrative Agent, (A) direct that the affected Lender convert each such Bridge Loan into Base Rate Loans until such time as the affected Lender notifies the Borrower and the Administrative Agent that the circumstances specified in Section 1.5(a)(ii) or (iii) giving rise to such conversion no longer exist, or (B) promptly prepay the Bridge Loans in full (but in no event later than 30 days after the most recent Interest Determination Date), together with accrued interest thereon to the date of repayment and any amounts payable pursuant to Sections 1.5(c) and 1.6 below as a result of such prepayment.

         (c) If any Lender determines that after the Effective Date the introduction of or any change in any applicable law or governmental rule, regulation, guideline, order, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's Commitment hereunder or its obligations hereunder, then the Borrower shall pay to such Lender, within 10 Business Days after the Borrower's receipt of written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith, provided that such Lender's determination of compensation owing under this Section 1.5(c) shall, absent demonstrable error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 1.5(c), will give prompt written notice thereof to the Borrower, which notice shall be prepared in good faith and show in reasonable detail the basis for calculation of such additional amounts.

         1.6. Compensation. The Borrower shall compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting and the calculation of such compensation), for all losses, reasonable expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Bridge Loans, but excluding loss of margin) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing, conversion or continuation of Bridge Loans does not occur on a date specified therefor in the applicable Notice of Borrowing, Notice of Continuation or Borrower Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.5(a) or (b)); (ii) if any repayment or prepayment (including any repayment or prepayment made pursuant to Section 1.5(b) or Section 3 or as a result of an acceleration of the Bridge Loans pursuant to Section 8) occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of its Bridge Loan is not made on any date specified in a notice of prepayment given by the Borrower; (iv) as a consequence of (x) any other default by the Borrower to repay its Bridge Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any conversion made pursuant to Section 1.5(b) or (v) as a consequence of any Lender being replaced pursuant to Section 1.8. It is further understood and agreed that if any repayment of Bridge Loans pursuant to Section 3 is made, any Bridge Loans are converted into another Type pursuant to Section 1.5(b) or any Lender is replaced, in any such case on a date which is not the last day of an Interest Period applicable thereto, such repayment, conversion or replacement shall be accompanied by any amounts owing to any Lender pursuant to this Section 1.6.

         1.7. Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 1.5(a)(ii) or
(iii), Section 1.5(c) or Section 3.5 (other than with respect to the imposition of Taxes in effect on the date hereof) with respect to such Lender, it will use reasonable efforts (consistent with its internal policies) to change the jurisdiction of its lending office if the making of such change (a) would avoid the need to pay additional amounts or take any other actions under Section 1.5(a)(ii) or (iii) or Section 1.5(c), or (b) would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue under Section 3.5, and such change would not, in the reasonable judgment of such Lender, subject such Lender to any unreimbursed cost or expense or be otherwise disadvantageous to such Lender.

         1.8. Replacement of Lenders. If any Lender defaults in its obligations to make its Bridge Loan, or upon the occurrence of an event giving rise to the operation of Section 1.5(a)(ii) or (iii), Section 1.5(c) or Section 3.5 with respect to any Lender which results in such Lender charging to the Borrower increased costs in excess of those being generally charged by the other Lenders or in an illegality, as the case may be, the Borrower shall have the right, if no Default or Event of Default shall then exist, to replace such Lender (the "Replaced Lender") with one or more other Eligible Transferees, none of whom shall be in default of its obligations to make Bridge Loans at the time of such replacement (collectively, the "Replacement Lender") and each of whom shall be required to be reasonably acceptable to the Administrative Agent; provided, however, that (i) at the time of any replacement pursuant to this Section 1.8, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 12.4(b) (with all fees payable under said Section 12.4(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the outstanding Bridge Loans of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (I) the principal of, and all accrued interest on, the outstanding Bridge Loans of the Replaced Lender, plus (II) all accrued, but theretofore unpaid, Fees owing to the Replaced Lender and (ii) all obligations of the Borrower due and owing to the Replaced Lender at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.5, 1.6, 3.5, 11.8 and 12.1), which shall survive as to such Replaced Lender.

         1.9. Conversions and Continuations.

         (a) The Borrower shall have the option to convert all or any portion of the outstanding principal amount of Bridge Loans made pursuant to a Borrowing of one Type of Bridge Loan into a Borrowing of another Type of Bridge Loan; provided, however, that (i) except as otherwise provided in Section 1.5(b), LIBOR Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the LIBOR Loans being converted; (ii) Base Rate Loans may only be converted into LIBOR Loans if no Default or Event of Default is in existence on the date of the conversion and (iii) at no time shall there be more than three (3) LIBOR Borrowings outstanding at any time nor, as a result of any conversion or continuation, any LIBOR Borrowing in an aggregate principal amount less than $5,000,000. Each such conversion shall be effected by the Borrower by giving the Administrative Agent, at its Notice Office, prior to 10:00 A.M. (New York time), at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) (each, a "Borrower Notice of Conversion") specifying the Bridge Loans to be so converted. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Bridge Loans.

         (b) Any LIBOR Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent (a "Notice of Continuation"), of the length of the next Interest

Period to be applicable to such Loans, determined in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.4, provided that no LIBOR Loan may be continued as such (i) (unless the Required Lenders otherwise consent) when any Default or Event of Default has occurred and is continuing and, in the case of any Default, the Administrative Agent has given notice to the Borrower that no such continuations may be made or (ii) after the date that is one month prior to the Maturity Date, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such Notice of Continuation pursuant to this subsection 1.9(b), the Administrative Agent shall promptly notify each affected Lender thereof.

         SECTION 2. Fees; Termination of Commitments.

         2.1. Fees. The Borrower agrees to pay to the Administrative Agent, for its own account and for the account of the Lenders, such fees as are set forth in the Fee Letter and as may be agreed to from time to time between the Borrower and the Administrative Agent, when and as due. In addition, the Borrower agrees to pay to each Lender a commitment fee (a "Commitment Fee"), which shall accrue at the rate of 0.75% per annum (computed on the basis of a year of 360 days) on the daily amount of the Commitment of each Lender during the period from and including the date hereof to but excluding the Initial Borrowing Date. Accrued Commitment Fees shall be payable on the earlier of (i) Initial Borrowing Date and (ii) the date on which the Commitments terminate.

         2.2. Mandatory Termination of Commitments. The Total Commitment (and the Commitment of each Lender) shall terminate in its entirety on January 31, 2001, unless the Borrowing shall have occurred on or before such date.

         SECTION 3. Repayment, Prepayments and Taxes.

         3.1. Scheduled Repayment. The Borrower shall repay the principal outstanding of the Bridge Loans on (a) the True-Up Prepayment Date, in the True-Up Prepayment Amount, (b) the date that is 180 days after the Initial Borrowing Date, in the amount, if any, by which $150,000,000 exceeds the principal amount of Bridge Loans repaid by the Borrower (whether pursuant to Section 3.2 or 3.3 or the preceding clause (a)) prior to such 180th day, (c) the date that is 270 days after the Initial Borrowing Date, in the amount, if any, by which $100,000,000 exceeds the principal amount of Bridge Loans that were repaid by the Borrower (whether pursuant to Section 3.2 or 3.3 or the preceding clause (a)) prior to such 270th day and that were not applied to reduce the repayment pursuant to the preceding clause (b), and (d) on the Maturity Date, in an amount equal to all remaining principal.

         3.2. Voluntary Prepayments. The Borrower shall have the right to prepay the Bridge Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 12:00 noon (New York time) at its Notice Office at least three Business Days' prior written notice of its intent to prepay Bridge Loans, and the amount of such prepayment, which notice the Administrative Agent shall promptly transmit to each of the Lenders; (ii) each prepayment of Bridge Loans shall be in an aggregate principal amount of at least $5,000,000; (iii) at the time of any prepayment of any Bridge Loans pursuant to this Section 3.2 on any day other than the last day of an Interest Period applicable thereto, the Borrower shall pay the amounts required pursuant to
Section 1.6; and (iv) each prepayment in respect of any Bridge Loans pursuant to this Section 3.2 shall be applied pro rata among the respective Bridge Loans of the Lenders.

         3.3. Mandatory Prepayments.

         (a) Within three Business Days after each date following the Initial Borrowing Date upon which any Credit Party or any of its Subsidiaries shall receive any cash proceeds from any Debt Issuance or Equity Issuance, the Borrower shall prepay outstanding principal of the Bridge Loans in an amount equal to 100% of its Pro Rata Share of the Net Debt Proceeds of such Debt Issuance or of the Net Equity Proceeds of such Equity Issuance, as the case may be.

         (b) In addition to any other mandatory prepayment pursuant to this
Section 3.3, within three Business Days after each date following the Initial Borrowing Date upon which any Credit Party or any of its Subsidiaries shall receive any cash proceeds from any Disposition, the Borrower shall prepay outstanding principal of the Bridge Loans in an amount equal to 100% of its Pro Rata Share of the Net Disposition Proceeds of such Disposition.

         (c) In addition to any other mandatory prepayment pursuant to this
Section 3.3, within 5 days following each date on and after the Initial Borrowing Date upon which any Credit Party or any of its Subsidiaries shall receive any cash proceeds from any Recovery Event, the Borrower shall prepay outstanding principal of the Bridge Loans in an amount equal to 100% of the Borrower's Pro Rata Share of the Net Insurance Proceeds of such Recovery Event; provided, however, that so long as no Default or Event of Default shall then exist, such proceeds shall not be required to be so applied on such date to the extent that the Borrower shall have delivered a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used to replace or restore any properties or assets in respect of which such Net Insurance Proceeds were paid no later than 180 days following the date of the receipt of such proceeds (which certificate shall set forth the estimates of the proceeds to be so expended); and provided, further, that if all or any portion of such proceeds shall not be so applied within such 180-day period, such unused portion shall be applied on the last day of such period as a mandatory prepayment of principal of outstanding Bridge Loans as provided in this Section 3.3(c).

         (d) In addition to any other mandatory prepayment pursuant to this
Section 3.3, on each Excess Cash Payment Date, the Borrower shall prepay outstanding principal of the Bridge Loans in an amount equal to 100% of Excess Cash Flow for the relevant Excess Cash Payment Period.

         (e) Each prepayment of Bridge Loans made pursuant to this Section 3.3 shall be applied pro rata among the respective Bridge Loans of the Lenders.

         (f) Notwithstanding the previous provisions of this Section 3.3, the Borrower shall not be required to repay outstanding principal of the Bridge Loans pursuant to this Section 3.3 to the extent that any legal or material contractual restriction prevents the receipt by the Borrower, in the form of a Dividend or other distribution or transfer, of the cash proceeds from any Debt Issuance, Equity Issuance, Disposition or Recovery Event, provided that (i) any such contractual restriction was entered into in writing prior to the Effective Date, (ii) the Borrower has used commercially reasonable efforts to remove or mitigate any such legal or contractual restriction, (iii) this clause (f), as applied to any material contractual restriction, shall not relieve the obligation of the Borrower to repay the principal of the Bridge Loans with the proceeds of the Argentine Disposition and (iv) any such cash proceeds that, but for this clause (f) would have been applied to repay Bridge Loans pursuant to this Section 3.3, shall be invested and maintained by the Borrower or a Subsidiary of the Borrower in one or more Cash Equivalents and not for any other purpose.

         3.4. Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or under any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent. Each repayment of principal hereunder shall be accompanied by accrued and unpaid interest on the amount thereof from the date on which interest was last paid plus any additional amount due under
Section 1.6. Any payments under this Agreement that are made later than 12:00 Noon (New York time) on any day shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension. In the event of any foreign exchange restriction or prohibition prevailing in Chile, the Borrower or the other Credit Parties, as the case may be, shall make such payments in Dollars by any lawful mechanism for the acquisition of Dollars.

         In the event any operations to obtain Dollars must be undertaken with respect to the payment of any amount due by the Borrower, interest shall continue to accrue until payment is made to the Administrative Agent's account and otherwise in the manner required hereunder. Nothing in this Agreement shall impair any of the rights of the Administrative Agent or of the Lenders under this Agreement, and nothing in this Agreement shall be construed to entitle the Borrower to refuse to make payments hereunder in Dollars for any reason whatsoever (other than full and final payment indefeasibly in cash in Dollars of all amounts due hereunder), including, without limitation, any of the following:

         (i) the purchase of Dollars in Chile by any means becomes more onerous or burdensome for the Borrower than as of the Effective Date; and

         (ii) the exchange rate in force in Chile increases significantly from that in effect as of the Effective Date.

         All costs, expenses and taxes payable in connection with this Section
3.4 shall be for the account of the Credit Parties.

         3.5. Net Payments.

         (a) All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed on or measured by the net income or net profits of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, or similar taxes, in each case imposed by the applicable taxing authority pursuant to the laws of the jurisdiction (or any political subdivision thereof or therein) in which such Lender, applicable lending office, branch or affiliate is organized, located or carries on business, or in which its principal executive office is located) (all such taxes, levies, imposts, duties, fees, assessments or other charges and related interest and penalties being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note; provided that the Borrower will not be required to pay any additional amounts that are (i) attributable to a Lender's failure to comply with subsection (b) below, (ii) described in Section 3.5(d) or (iii) attributable to a Lender's failure to be a Basel Bank.

The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender; provided, that for any period with respect to which such Lender has failed to provide the Borrower with the appropriate documentation described under Section 3.5(b), such Lender shall not be entitled to indemnification under
Section 3.5(a). A certificate as to the amount of any such required indemnification payment prepared in good faith by such Lender or the Administrative Agent shall be final, conclusive and binding for all purposes absent demonstrable error.

         (b) Each Lender that is entitled to an exemption or reduction of any Taxes under the laws of the applicable taxing jurisdiction, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement or under the Notes shall deliver to the Borrower (with a copy to the Administrative Agent) any documentation prescribed by applicable law that is necessary to permit such payments to be made without withholding or at a reduced rate. Any fees charged by the Chilean authorities to a Lender in obtaining or filing such documentation shall be for the account of the Borrower.

         (c) If any Lender receives a refund in respect of any amounts paid by the Borrower pursuant to this Section 3.5, which refund is allocable to such payment, it shall promptly notify the Borrower of such refund and shall promptly repay such refund to the Borrower net of all out-of-pocket expenses of such Lender; provided, however, that the Borrower, upon the request of such Lender, agrees to repay the amount paid over to the Borrower by such Lender in the event such Lender is required to repay such refund.

         (d) If a Lender changes its residence, place of business or applicable lending office or takes any other similar action and the effect of such change or action, as of the date thereof, would be to increase the additional amounts that the Borrower is obligated to pay under Section 3.5(a), the Borrower shall not be obligated to pay the amount of such increase.

         SECTION 4. Conditions Precedent to the Initial Borrowing. The obligation of each Lender to make Bridge Loans on the Initial Borrowing Date is subject, at the time of the making of such Borrowing, to the satisfaction of the following conditions:

         4.1. Execution of Agreement; Notes. The Effective Date shall have occurred and there shall have been delivered to the Administrative Agent for the account of each Lender a Note under Section 1.1(d)(i). Each of the Credit Documents shall have been executed and delivered by the respective parties thereto, including, if the aggregate amount of shares of Gener held, directly or indirectly, by the Borrower on the Initial Borrowing Date is less than 90% of all outstanding shares of Gener on a fully-diluted basis, the AES Guarantee.

         4.2. No Default; Representations and Warranties. On the Initial Borrowing Date and also after giving effect to the transactions contemplated hereby and the Bridge Loans made on the Initial Borrowing Date, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Initial Borrowing Date.

         4.3. Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing, duly executed by the Borrower and meeting the requirements of Section 1.1(b).

         4.4. Corporate Documents; Proceedings.

         (a) The Administrative Agent shall have received a certificate from each of the Borrower, the Principal Guarantor and Mercury Cayman III dated the Initial Borrowing Date, signed by the President or any Vice President of each such Person, in a form to be agreed prior to the Initial Borrowing Date with appropriate insertions, together with certified copies of the certificate of incorporation and bylaws or equivalent organizational documents of such Person and the resolutions of such Person referred to in such certificate. The certificates delivered pursuant to this paragraph shall include a certification by Mercury Cayman III as to (i) the number of ADS Shares acquired by Mercury Cayman III in the Gener Acquisition and (ii) the purchase price to be paid by the Principal Guarantor in the Cayman Acquisition.

         (b) All corporate and legal proceedings and all instruments and agreements (including, without limitation, the Credit Documents to be executed after the Effective Date) in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and certified copies of all documents and papers, including records of corporate proceedings, governmental approvals and good standing certificates, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or Governmental Authorities or a notary public.

         4.5. Opinions of Counsel. The Administrative Agent shall have received from (i) Skadden, Arps, Slate, Meagher & Flom LLP, special New York counsel to the Credit Parties, an opinion addressed to each of the Agents and each of the Lenders and dated the Initial Borrowing Date, in form and substance reasonably satisfactory to the addressees, (ii) Claro & Cia., special Chilean counsel to the Credit Parties, an opinion addressed to each of the Agents and each of the Lenders and dated the Initial Borrowing Date, in form and substance reasonably satisfactory to the addressees, (iii) Maples & Calder, special Cayman Islands counsel to the Credit Parties, an opinion addressed to each of the Agents and each of the Lenders and dated the Initial Borrowing Date, in form and substance reasonably satisfactory to the addressees, (iv) Guerrero Olivos Novoa y Errazuriz, special Chilean counsel to the Agents, an opinion addressed to each of the Agents and each of the Lenders and dated the Initial Borrowing Date, covering such matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request, and (v) Walkers, special Cayman Islands counsel to the Agents, an opinion addressed to each of the Agents and each of the Lenders and dated the Initial Borrowing Date, covering such matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

         4.6. Consummation of the Transactions.

         (a) The Gener Acquisition shall have been consummated and the Borrower and its Subsidiaries (including Mercury Cayman III) shall own at least a majority of the outstanding equity interests of Gener (the "Gener Shares").

         (b) The Cayman Acquisition shall have been consummated in all material respects in accordance with the Acquisition Agreements and all applicable laws, and each of the conditions precedent to the Cayman Acquisition as set forth in the Acquisition Agreements shall have been fulfilled (and not waived except with the consent of the Administrative Agent) to the satisfaction of the Administrative Agent.

         (c) (i) AES shall have directly or indirectly (whether in the form of equity or subordinated back-to-back loans) made cash contributions to the Borrower in the manner and amounts provided in Schedule 5.15(b) and (ii) the Borrower shall have used the full amount of such contribution to make payments owing in connection with the Gener Acquisition and the Cayman Acquisition prior to utilizing any proceeds of the Loans for that purpose.

         (d) The Administrative Agent shall have received true and correct copies of all material documents entered into in connection with the Gener Acquisition and the Cayman Acquisition (including, without limitation, the Acquisition Agreements) and all of the terms and conditions of such material documents (including, without limitation, the Acquisition Agreements), as well as the structure of the Gener Acquisition and the Cayman Acquisition, shall be in form and substance reasonably acceptable to the Administrative Agent.

         (e) The Administrative Agent shall have received evidence, in form, scope and substance reasonably satisfactory to it, that the matters set forth in
Section 4.6(a) through (d) shall have been satisfied as of the Initial Borrowing Date.

         4.7. Capital Structure. AES shall indirectly own 100% of the equity interests of the Borrower. The Borrower shall own all of the outstanding equity interests of the Principal Guarantor. The Principal Guarantor shall have acquired all of the outstanding shares of Mercury Cayman III and shall, directly or indirectly own more than 50% of the capital stock of Gener. The pro forma consolidated capital structure of the Borrower, the Principal Guarantor and Gener, after giving effect to the transactions contemplated hereby, shall be set forth in an officer's certificate of the Chief Financial Officer of AES and shall be satisfactory to the Administrative Agent. The legal and capital structure of the Borrower, the Principal Guarantor, Mercury Cayman III, and Gener shall be reasonably satisfactory to the Administrative Agent and shall not differ in any material respect from the description of such structure provided to the Administrative Agent prior to the Effective Date. All agreements relating to such legal and capital structure, and all organizational documents (including the estatutos sociales) of the Borrower, the Principal Guarantor, Mercury Cayman III, Gener and each of their respective Subsidiaries shall be reasonably satisfactory to the Administrative Agent.

         4.8. Adverse Change. (i) None of the Credit Parties or any of their Subsidiaries shall have sustained any loss or interference with respect to their businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Required Lenders, could reasonably be expected to have a Material Adverse Effect; both before and after giving effect to the transactions contemplated hereby, there shall not have been since December 31, 1999, in the sole judgment of the Required Lenders, any change, or any development involving a prospective change, which could reasonably be expected to have a Material Adverse Effect; (ii) trading in securities generally on the New York or American Stock Exchange or Santiago Stock Exchange shall not have been suspended and minimum or maximum prices shall not have been established on any such exchange;
(iii) a banking moratorium shall not have been declared by New York, United States, European Union or Chilean authorities; and (iv) there shall not have occurred (A) an outbreak or escalation of hostilities between the United States or Chile and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or Chile or any other national or international calamity or emergency, or (C) any material change in the financial markets (including, without limitation, market conditions for securities of or loan transactions involving Latin American or Chilean issuers or borrowers) of the United States or Chile which, in the reasonable judgment of the Required Lenders, makes it impracticable to proceed with the consummation of the transactions contemplated hereby or materially adversely affects the syndication of the Bridge Loans.

         4.9. Governmental and Other Approvals. All necessary corporate, governmental (domestic and foreign) and third party approvals and/or consents, if any, in connection with the Gener Acquisition, the Cayman Acquisition, or the other transactions contemplated hereby, the Bridge Loans and the Credit Documents or otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of Gener Acquisition, the Cayman Acquisition, or the other transactions contemplated hereby or the Bridge Loans or the transactions contemplated by the Credit Documents. There shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the Gener Acquisition, the Cayman Acquisition, or the other transactions contemplated by the Credit Documents.

         4.10. Litigation. There shall be no actions, suits or proceedings (governmental or other) pending or, to the knowledge of the Borrower or the Principal Guarantor, threatened (i) that is material with respect to the Gener Acquisition, the Cayman Acquisition or the other transactions contemplated hereby, the Bridge Loans or any Credit Document or (ii) which the Required Lenders shall determine, in their reasonable judgment, could reasonably be expected to have a Material Adverse Effect.

         4.11. Stock Pledge Agreements. (a) Mercury Cayman IV shall have duly authorized, executed and delivered a legal mortgage in respect of all the outstanding shares of Mercury Cayman Co. II, Ltd. and a pledge agreement in respect of its intercompany note issued by Mercury Cayman Co. I, Ltd.; (b) Mercury Cayman III shall have duly authorized, executed and delivered a stock pledge agreement, in a form to be agreed prior to the Initial Borrowing Date, with respect to all of the shares of Gener (or ADS Shares in respect thereof) and shall have delivered to the Collateral Agent, as Collateral Agent thereunder, all of the Pledged Securities referred to therein and owned by such Person, together with satisfactory evidence of all annotations in the stock registry books of the issuers of the Pledged Securities and all other annotations necessary to grant a first priority lien on the Pledged Securities; and (c) the Principal Guarantor shall have duly authorized, executed and delivered a stock pledge agreement in respect of all of its shares of Gener and a legal mortgage in respect of all the outstanding shares of Mercury Cayman III, each in a form to be agreed prior to the Initial Borrowing Date (each, as amended, modified or supplemented from time to time, a "Stock Pledge Agreement"), and shall have delivered to the Collateral Agent, as Collateral Agent thereunder, all of the Pledged Securities referred to therein and owned by such Person, together with satisfactory evidence of all annotations in the stock registry books or register of members, as applicable, of the issuers of the Pledged Securities and all other annotations necessary to grant a first priority lien on the Pledged Securities; provided, however, that to the extent that the Post-Closing Collateral Conditions expressly permit any of the preceding actions to be taken at a time later than that specified in this paragraph, such later time shall apply.

         4.12. Financial Statements; Projections. The Lenders shall have received true and correct copies of the financial statements and projections referred to in Section 5.6, which historical financial statements and projections shall be in form and substance reasonably satisfactory to the Required Lenders.

         4.13. Existing Indebtedness, Liens and Other Obligations. The Credit Parties shall have no Indebtedness or preferred stock outstanding other than pursuant to the Credit Documents and other Indebtedness listed on Schedule 4.13A. The assets of the Credit Parties shall be subject to no Lien other than Liens created pursuant to the Security Documents. The Credit Parties shall have no contractual obligations other than pursuant to the Credit Documents and the other obligations listed on Schedule 4.13A.

         4.14. Compliance with Applicable Law. The Administrative Agent and its counsel shall be reasonably satisfied that the consummation of the transactions contemplated hereby and the funding of the Bridge Loans shall be in compliance with all applicable law. There shall not have been any statute, rule, regulation, injunction or order applicable to any of the transactions contemplated hereby or the Bridge Loans, promulgated, enacted, entered or enforced by any Governmental Authority, nor shall there be pending any action or proceeding by or before any such Governmental Authority that would prohibit, restrict, delay or otherwise materially affect the transactions contemplated by this Agreement or any other Credit Document.

         4.15. Payment of Fees and Other Obligations. The Borrower shall have paid to the Administrative Agent and each Lender all Fees, costs and expenses (including, without limitation, reasonable legal fees and expenses) payable to the Administrative Agent and such Lender to the extent then due. Mercury Cayman IV shall simultaneously repay all amounts due and owing under the credit agreement between Mercury Cayman IV and Bankers Trust Company entered into on the Effective Date.

         4.16. Consent Letter. The Administrative Agent shall have received a letter (the "Consent Letter") from CT Corporation System, presently located at 111 Eighth Avenue, New York, New York 10011, indicating its consent to its appointment by the Borrower, the Principal Guarantor and Mercury Cayman III as their agent to receive service of process as specified in Section 12.8(a) of this Agreement.

         4.17. Central Bank Approval. On or prior to the Initial Borrowing Date, the Administrative Agent shall have received evidence satisfactory to it that the terms of this Agreement and the Security Documents have been registered and approved by the Central Bank of Chile.

         4.18. Other Documents. The Lenders shall have received such other agreements, certificates or documents as the Administrative Agent shall reasonably request.

         The acceptance of the benefits of the Borrowing of the Bridge Loans shall constitute a representation and warranty by each of the Borrower and the Initial Guarantors to the Administrative Agent and the Lenders that all the conditions specified in this Section 4 exist as of such time (except to the extent that any of such conditions are required to be satisfactory to or determined by any Lender, the Required Lenders and/or the Administrative Agent and except to the extent waived by the Lenders). All of the Notes, certificates, legal opinions and other documents and papers referred to in this Section 4, unless otherwise specified, shall be delivered to the Administrative Agent at its Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance reasonably satisfactory to the Administrative Agent.

         SECTION 5. Representations, Warranties and Agreements. In order to induce the Lenders to enter into this Agreement and to make the Bridge Loans provided for herein, each of the Credit Parties makes the following representations, warranties and agreements as of the Effective Date (in each case both before and after giving effect to the Gener Acquisition, the Cayman Acquisition and the other transactions contemplated hereby and the making of the Bridge Loans hereunder), all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Bridge Loans (with the occurrence of the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Section 5 are true and correct in all material respects on and as of the Initial Borrowing Date, unless stated to relate to a specific earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date); provided that each such representation, warranty and agreement with respect to Gener and its Subsidiaries is made to the best knowledge of each Credit Party:

         5.1. Corporate Status. Each Credit Party and each of its Subsidiaries
(i) is a duly organized and validly existing limited liability company or corporation, as the case may be, in good standing (to the extent such concept is relevant in such jurisdiction) under the laws of the jurisdiction of its organization or incorporation, (ii) has the corporate power and authority to own its property and assets, to lease the property it operates as lessee and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications, except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         5.2. Corporate Power and Authority. Each Credit Party has the corporate power and authority, and the legal right, to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Credit Documents. Each Credit Party has duly executed and delivered each Credit Document to which it is a party, and each such Credit Document constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

         5.3. No Immunity. Neither the Borrower nor any other Credit Party nor any of their respective properties has any right of immunity on the grounds of sovereignty or otherwise from jurisdiction of any court or from setoff or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of any jurisdiction. The execution and delivery of the Credit Documents by the Borrower and the other Credit Parties and the performance by them of their obligations thereunder constitute commercial transactions.

         5.4. No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, nor the consummation of the transactions contemplated herein or therein, (i) will contravene any applicable provision of any law, statute, rule or regulation, or any order, writ, injunction or decree of any court or Governmental Authority, (ii) will conflict or be inconsistent with, or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than pursuant to the Security Documents) upon any of the property or assets of such Credit Party and its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material agreement, contract or instrument to which any Credit Party or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation or bylaws (estatutos sociales) or equivalent organizational or other charter documents of such Credit Party or any of its Subsidiaries.

         5.5. Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except (i) those that have otherwise been obtained or made on or prior to the Initial Borrowing Date and which remain in full force and effect on the Initial Borrowing Date and (ii) the Post-Closing Collateral Actions), or exemption by, any Governmental Authority, or any subdivision thereof or any other Person, is required to authorize, or is required in connection with, (A) the execution, delivery and performance of any Credit Document, (B) the legality, validity, binding effect or enforceability of any such Credit Document, (C) the ability of the Borrower to obtain Dollars to pay its obligations under this Agreement punctually in Dollars on the Formal Market with respect to those payments and to apply such Dollars to the satisfaction of its obligations hereunder in accordance with the terms hereof except for the registration and approval of the financial terms of this Agreement with the Central Bank of Chile as required by the Foreign Exchange Regulations of the Central Bank of Chile, or (D) the admissibility of this Agreement in evidence in the courts of the Chile, except that in order for this Agreement to be admissible in evidence in judicial proceedings in a Chilean Court, this Agreement would first have to be translated into the Spanish language by a licensed public translator who certifies as to the accuracy thereof, unless executed in Spanish by all the parties thereto (which procedure could be carried out in relation to any document at any time prior to such document being admitted as evidence in a proceeding held in Chilean courts).

         5.6. Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc.

         (a) The audited consolidated balance sheets of Gener and its Subsidiaries for the Applicable Fiscal Years and the related statements of income, cash flows and shareholders' equity of Gener and its Subsidiaries, copies of which have been furnished to the Lenders prior to the Initial Borrowing Date, (i) have been audited by Arthur Andersen, (ii) have been prepared in accordance with Chilean GAAP consistently applied throughout the periods covered thereby, and (iii) (on the basis disclosed in the footnotes to such financial statements) present fairly, in all material respects, the combined financial condition, results of operations and cash flows of Gener and its Subsidiaries for financial condition, results of operations and cash flows of Gener and its Subsidiaries for the periods covered thereby. The unaudited interim consolidated balance sheets of the Gener and its Subsidiaries as at the end of, and the related unaudited interim combined statements of income and of cash flows for, the nine-month period ended September 30, 2000 have heretofore been furnished to each Lender. During the period from September 30, 2000 to and including the Effective Date, there has been no sale, transfer or other disposition by Gener and its Subsidiaries of any material part of the business or property of the Gener and its Subsidiaries and no purchase or other acquisition by Gener or its Subsidiaries of any business or property (including any capital stock of any other Person) material in relation to the combined financial condition of Gener and its Subsidiaries, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Effective Date.

         (b) The pro forma balance sheet and statements of income and of cash flows of the Borrower and the other Credit Parties (the "Pro Forma Financial Statements"), copies of which have heretofore been furnished to each Lender, are the balance sheet and statements of income and of cash flows of the Borrower and the other

Credit Parties for the twelve-month period ended September 30, 2000 (the "Pro Forma Date"), adjusted to give effect (as if such events had occurred on such date) to (i) the consummation of the Gener Acquisition and the Cayman Acquisition, (ii) the making of the Loans to be made on the Initial Borrowing Date in an aggregate principal amount of not more than U.S.$400,000,000, (iii) the refinancing of certain existing Indebtedness of the Borrower incurred in connection with the Gener Acquisition, and (iv) the payment of estimated fees, expenses, financing costs and settlement of intercompany accounts related to the transactions contemplated hereby and thereby. The Pro Forma Financial Statements were prepared in good faith on the basis of reasonable estimates.

         (c) Since September 30, 2000, nothing has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

         (d) On and as of the Initial Borrowing Date and after giving effect to the transactions contemplated hereby and the Bridge Loans being incurred or assumed and Liens created by the Credit Parties, (i) the sum of the tangible and intangible assets, at a fair valuation, of the Borrower on a stand-alone basis and of the Borrower and its Subsidiaries taken as a whole will exceed their debts; (ii) the Borrower on a stand-alone basis and the Borrower and its Subsidiaries taken as a whole have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their ability to pay such debts as such debts mature; (iii) the Borrower on a stand-alone basis and the Borrower and its Subsidiaries taken as a whole will have sufficient capital with which to conduct their business; and (iv) neither the Borrower, on a stand-alone basis, nor the Borrower and its Subsidiaries, taken as a whole, will be in "cesacion de pagos" as such term is construed under Chilean law. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         (e) Except as fully disclosed in the financial statements delivered pursuant to Sections 5.6(a) and (b), there were, as of the Initial Borrowing Date, no liabilities or obligations with respect to any Credit Party or any of its Subsidiaries (including without limitation Gener and its Subsidiaries) of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) other than those which are in the ordinary course of its business and consistent with past practice and which, either individually or in aggregate, could not reasonably be expected to have a Material Adverse Effect. As of the Initial Borrowing Date, none of the Credit Parties knows of any basis for the assertion against it or any of its Subsidiaries (including without limitation Gener and its Subsidiaries) of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to Sections 5.6(a) and (b) other than those which are in the ordinary course of its business and consistent with past practice and which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         (f) On and as of the Initial Borrowing Date, the projections delivered to the Administrative Agent and the Lenders prior to the Initial Borrowing Date have been prepared in good faith and are based on reasonable assumptions, and there are no statements or conclusions in the projections which are based upon or include information known to any Credit Party to be misleading in any material respect or which fail to take into account material information known to such Credit Party regarding the matters reported therein. On the Initial Borrowing Date, each Credit Party believes that the projections are reasonable and attainable, it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the projections may differ from the projected results and that the differences may be material.

         5.7. Ranking. The obligations under the Bridge Loans and the Credit Documents constitute unconditional and unsubordinated Indebtedness of the Credit Parties and rank and will rank at least pari passu in priority of payment and in all other respects with all other present and future unsubordinated Indebtedness of the Credit Parties.

         5.8. Litigation. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending or, to the knowledge of the Borrower or the Principal Guarantor, threatened (i) that is material with respect to the Gener Acquisition, the Cayman Acquisition or the other transactions contemplated hereby, the Bridge Loans or any Credit Document or
(ii) that could reasonably be expected to have a Material Adverse Effect.

         5.9. True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of any Credit Party in writing to the Administrative Agent or any Lender (including, without limitation, all information contained in the Credit Documents but excluding the projections referred to in the next sentence) for purposes of or in connection with this Agreement, the syndication of the Bridge Loans (including, without limitation, the preparation of any information memorandum related thereto), the Credit Documents, or any transaction contemplated herein or therein is, true and accurate in all material respects on the date as of which such information is dated or certified and as of the date of this Agreement and each date that this representation is deemed to be made hereunder and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. The projections and pro forma financial information furnished by any Credit Party to the Administrative Agent or any Lender pursuant to this Agreement have been prepared in good faith based on assumptions believed by the Borrower and by the Principal Guarantor to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount and no Credit Party, however, makes any representation as to the ability of the Borrower, the Principal Guarantor or any of their Subsidiaries to achieve the results set forth in any such projections.

         5.10. Use of Proceeds; Margin Regulations.

         (a) All proceeds of the Bridge Loans will be used by the Borrower pursuant to one or more irrevocable instructions given to the Agents, to repay the outstanding principal and interest on the Intercompany Note and the proceeds of such repayment will be used by Mercury Cayman IV, pursuant to irrevocable instructions given to the Agents, first to make a capital contribution (the "Capital Contribution") to Mercury Cayman Co. II, Ltd., the proceeds of which will be used to make successive capital contributions on the Initial Borrowing Date to subsidiaries until the proceeds have been contributed to the Principal Guarantor, to fund a portion or all of the purchase price of the Cayman Acquisition and , second, any balance shall be applied on the Initial Borrowing Date to repay the Senior Secured Short Term Bridge Credit Agreement, dated as of the Effective Date, between Mercury Cayman IV, the Guarantors named therein, Deutsche Bank Securities Inc., as Arranger, and Bankers Trust Company, as Lender and Secured Party.

         (b) Neither the making of any Bridge Loan, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve.

         5.11. Tax Returns and Payments. Each Credit Party and each of its Subsidiaries has timely filed all income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due for the last two fiscal years, except for those contested in good faith and adequately disclosed and fully provided for on the financial statements in accordance with GAAP. Each Credit Party and each of its Subsidiaries has at all times paid, or has provided adequate reserves (in the good faith judgment of the management of such Credit Party) for the payment of, all income taxes applicable for the last two fiscal years and for the current fiscal year to date. There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of any Credit Party or Subsidiary, threatened, by any authority regarding any taxes relating to such Credit Party or any of its Subsidiaries. No Credit Party or any Subsidiary of a Credit Party has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of such Credit Party or any Subsidiary, or is aware of any circumstances that would cause the taxable years or other taxable periods of such Credit Party or any Subsidiary not to be subject to the normally applicable statute of limitations.

         5.12. Employee Benefit Plans. Each Credit Party and each of its Subsidiaries is in compliance in all material respects with its respective obligations relating to all employee benefit plans established, maintained or contributed to by it, as required by law, and does not have outstanding any material liabilities with respect to any such employee benefit plans.

         5.13. Security Interests. Each Stock Pledge Agreement (upon completion of the Post-Closing Collateral Actions) will create, as security for the Obligations, a valid and enforceable perfected security interest in all of the Collateral described therein in favor of the Lenders and their assignees, superior and prior to the rights of all third Persons and subject to no Liens other than as provided in such Security Document. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created under the Stock Pledge Agreements other than those completed on or prior to the Initial Borrowing Date and the Post-Closing Collateral Actions. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created under the Security Documents other than those completed on or prior to the Initial Borrowing Date and the Post-Closing Collateral Actions.

         5.14. Properties. Each Credit Party and each of its Subsidiaries has good and marketable title to all material properties owned by it, including all property reflected in the balance sheets referred to in Section 5.6(a) and (b) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or as permitted by the terms of this Agreement), free and clear of all Liens, other than Permitted Liens. Each Credit Party and each of its Subsidiaries holds all material licenses, certificates and clearances of municipal and other authorities necessary to own and operate its properties in the manner and for the purposes currently operated by it. There are no actual, or, to the knowledge of any Credit Party, threatened or alleged defaults which, either individually or in the aggregate, could have a Material Adverse Effect with respect to any leases of real property under which any Credit Party or its Subsidiaries is lessor or lessee.

         5.15. Capitalization.

         (a) The authorized equity interests of the Borrower are as described in
Schedule 5.15, and such interests indicated in Schedule 5.15 are issued and outstanding and owned by Inversiones CYC Limitada free and clear of any Liens (other than Liens created by the Security Documents). All outstanding equity interests of the Borrower have been duly and validly issued, and are fully paid and nonassessable. The Borrower does not have outstanding any securities convertible into or exchangeable for its equity interests or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its equity interests.

         (b) The authorized and outstanding capital stock or other equity interests, jurisdiction of incorporation and name of Mercury Cayman IV and each direct or indirect Subsidiary of the Borrower which is a Credit Party is as set forth on Schedule 5.15. All outstanding capital stock or other equity interests of each such company have been duly and validly issued, are fully paid and nonassessable and are owned, directly or indirectly, by the Person or Persons identified as the owners thereof on Schedule 5.15 free and clear of any Liens (other than the Liens created by the Security Documents or pursuant to any agreements entered into in connection with the transactions contemplated in this Agreement). No such company has outstanding any securities convertible into or exchangeable for such company's capital stock or other equity interests or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, such company's capital stock or other equity interests.

         5.16. Compliance with Statutes, etc. Each Credit Party and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Credit Parties or their Subsidiaries is in violation of its certificate of incorporation or bylaws (or similar organizational document) or in breach of or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material agreement, contract or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject, except, in each case, for any such breach, default, violation or event that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         5.17. Investment Company Act. No Credit Party is an "investment company" or a company "controlled" by an "investment company" within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

         5.18. Public Utility Holding Company Act. No Credit Party or any Subsidiary thereof is a "holding company" subject to registration under the Public Utility Holding Company Act of 1935, as amended ("PUHCA") or is a "subsidiary company" or an "affiliate" of such a "holding company" within the meaning of PUHCA.

         5.19. Environmental Matters. Each Credit Party and each of its Subsidiaries has complied with, and on the Initial Borrowing Date is in compliance in all material respects with, all applicable environmental laws and all requirements of any permits issued under such environmental laws. There are no pending or, to the best knowledge of such Credit Party or Subsidiary, threatened environmental claims against any Credit Party or any Subsidiary of a Credit Party (including any such claim arising out of the ownership or operation by such Credit Party or Subsidiary of any real property no longer owned or operated by such Credit Party or Subsidiary) or any real property owned or operated by any Credit Party or any Subsidiary of a Credit Party. There are no facts, circumstances, conditions or occurrences with respect to the business or operations of any Credit Party or any Subsidiary of a Credit Party, or any real property owned or operated by any Credit Party or any Subsidiary of a Credit Party (including any real property formerly owned or operated by such Credit Party or Subsidiary but no longer owned or operated by such Credit Party or Subsidiary) or any property adjoining or adjacent to any such real property that could be expected (i) to form the basis of an environmental claim against such Credit Party or Subsidiary or any real property owned or operated by any Credit Party or any Subsidiary of a Credit Party or (ii) to cause any real property owned or operated by such Credit Party or Subsidiary to be subject to such restrictions on the ownership, occupancy or transferability of such real property by such Credit Party or Subsidiary under any applicable environmental law which are reasonably likely to have a Material Adverse Effect.

         5.20. Labor Relations. No Credit Party nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against any Credit Party or any of its Subsidiaries or, to the best knowledge of any Credit Party or any Subsidiary of a Credit Party, threatened against such Credit Party or any of its Subsidiaries, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against any Credit Party or any of its Subsidiaries or, to the best knowledge of any Credit Party, threatened against such Credit Party or any of its Subsidiaries, (ii) no strike, labor dispute, slowdown or stoppage pending against any Credit Party or any of its Subsidiaries or, to the best knowledge of any Credit Party, threatened against such Credit Party or any of its Subsidiaries and (iii) to the best knowledge of any Credit Party, no union representation question existing with respect to the employees of such Credit Party or any of its Subsidiaries and, to the best knowledge of any Credit Party, no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

         5.21. Patents, Licenses, Franchises and Formulas. Each Credit Party and each of its Subsidiaries owns or has the right to use all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises, proprietary information (including, but not limited to, rights in computer programs and databases) and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected to have a Material Adverse Effect. To the best knowledge of such Credit Party or Subsidiary, no claim is pending that any Credit Party or any Subsidiary of a Credit Party infringes upon the asserted rights of any other Person under any intellectual property, except for claims which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the best knowledge of such Credit Party or Subsidiary, no claim is pending that such intellectual property owned or licensed by any Credit Party or any Subsidiary of a Credit Party or which such Credit Party or Subsidiary otherwise has the right to use is invalid and unenforceable, except for claims which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The consummation of the transactions contemplated hereby will not alter or impair any rights of any Credit Party or any Subsidiary of a Credit Party to use any intellectual property in a way that would, individually or in the aggregate, have a Material Adverse Effect. All intellectual property is free and clear of all Liens, except such Liens as would not, individually or in the aggregate, have a Material Adverse Effect and Liens created by the Security Documents. Neither the Borrower nor the Principal Guarantor owns or licenses any material trademarks.

         5.22. Transactions. At the time of consummation of each of the Gener Acquisition, the Cayman Acquisition and the other transactions contemplated hereby, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all Governmental Authorities required in order to make or consummate the Gener Acquisition, the Cayman Acquisition or the other transactions contemplated hereby were obtained, given, filed or taken and are in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect thereto, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Gener Acquisition, the Cayman Acquisition or the other transactions contemplated hereby. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the transactions contemplated hereby or the performance by any Credit Party of its obligations under the Credit Documents to which it is party. All actions taken by each Credit Party pursuant to or in furtherance of the transactions contemplated hereby were taken in all material respects in compliance with the respective Credit Documents and all applicable laws.

         5.23. Fees and Enforcement. No fees or taxes, including, without limitation, stamp, transaction, registration or similar taxes, are required to be paid to ensure the legality, validity, or enforceability of this Agreement or any of the other Credit Documents (except for fees and stamp taxes in respect of this Agreement). Under the laws of Chile and the Cayman Islands, the choice of the laws of the State of New York as set forth in the Credit Documents that are stated to be governed by the laws of the State of New York is a valid choice of law, and the irrevocable submission by each Credit Party to jurisdiction and consent to service of process and appointment by each Credit Party of an agent for service of process, in each case as set forth in such Credit Documents, is legal, valid, binding and effective.

         5.24. Form of Documentation. Each of the Credit Documents is in proper legal form under the laws of Chile, the Cayman Islands and the United States for the enforcement thereof under such laws.

         5.25. Payment of Additional Amounts.

         (a) The Borrower and the Principal Guarantor are permitted under applicable law to pay any additional amounts payable under Section 3.5 as will result in receipt by the Lenders of such amounts as would have been received by the Lenders had no such additional amounts been required to have been paid.

         (b) Other than as set forth on Schedule 5.25, as of the Effective Date, no withholding or other taxes are required to be paid in respect of, or deducted from, any payment required to be made by the Borrower under this Agreement, the Notes, or any other Credit Document.

         5.26. Fictitious Business Names. No Credit Party has used any corporate or fictitious name, other than the corporate name shown on its governing documents.

         5.27. Indebtedness. The Credit Parties do not have any Indebtedness or preferred stock outstanding other than pursuant to the Credit Documents and Indebtedness listed on Schedule 4.13A. The assets of the Credit Parties are not subject to any Lien other than Liens created pursuant to the Security Documents. The Credit Parties have no contractual obligations other than pursuant to the Credit Documents and the other obligations listed on Schedule 4.13A.

         SECTION 6. Affirmative Covenants. The Credit Parties hereby covenant and agree that on the Effective Date and thereafter for so long as this Agreement is in effect and until the Bridge Loans and the Notes, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

         6.1. Information Covenants. The Borrower will furnish to the Administrative Agent, and the Administrative Agent shall furnish to each Lender:

         (a) Quarterly Financial Statements. As soon as available and in any event by the earlier of (i) 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of Gener and its Subsidiaries or (ii) five days after the delivery to the applicable Chilean Governmental Authority of financial statements for such accounting periods (commencing with the quarterly accounting period ending on March 31, 2001), Spanish language copies of, and within 20 days thereafter free translations into English of,
     (i) the balance sheets of Gener and its Subsidiaries, as at the end of such quarterly accounting period and the related statements of income and retained earnings and statement of cash flows for such quarterly accounting period and the elapsed portion of such fiscal year, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be in reasonable detail and certified by the Chief Financial Officer of Gener to the effect that such financial statements have been prepared in accordance with Chilean GAAP and that they fairly present in all material respects the financial condition of Gener and its Subsidiaries, as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and except for the absence of footnotes. The financial statements of Gener and its Subsidiaries delivered pursuant to this Section 6.1(a) shall be on a consolidated and (to the extent prepared by Gener or its Subsidiaries for delivery to any Chilean or non-Chilean Governmental Authority) consolidating basis.

         (b) Annual Financial Statements. As soon as available and in any event by the earlier of (i) 90 days after the close of each fiscal year of Gener and its Subsidiaries and (ii) five days after the delivery to the applicable Chilean Governmental Authority of financial statements for such fiscal year, Spanish language copies of, and within 20 days thereafter free translations into English of, (i) the balance sheets of Gener and its Subsidiaries as at the end of such fiscal year and the related statements of income and retained earnings and statement of cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, and certified by Arthur Andersen or such other independent certified public accountants of recognized international standing as shall be reasonably acceptable to the Administrative Agent, in each case to the effect that such financial statements have been prepared in accordance with Chilean GAAP and fairly present in all material respects the financial condition of Gener and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated. The English language financial statements delivered pursuant to this subsection 6.1(b) will be supplemented with a reconciliation to U.S. GAAP. The financial statements of Gener and its Subsidiaries delivered pursuant to this Section 6.1(b) shall be on a consolidated and (to the extent prepared by Gener or its Subsidiaries for delivery to any Chilean or non-Chilean Governmental Authority) consolidating basis.

         (c) Quarterly Financial Statements. As soon as available and in any event within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower (commencing with the quarterly accounting period ending on March 31, 2001), English language copies of (i) the balance sheets of the Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related statements of income and retained earnings and statement of cash flows for such quarterly accounting period and the elapsed portion of such fiscal year, all of which shall be in reasonable detail and certified by the Chief Financial Officer of the Borrower to the effect that such financial statements have been prepared in accordance with Chilean GAAP and that they fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and except for the absence of footnotes. The financial statements of the Borrower and its Subsidiaries delivered pursuant to this
     Section 6.1(c) shall be on a consolidated basis.

         (d) Annual Financial Statements. As soon as available and in any event within 90 days after the close of each fiscal year of the Borrower the balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year and the related statements of income and retained earnings and statement of cash flows for such fiscal year, and certified by Arthur Andersen or such other independent certified public accountants of recognized international standing as shall be reasonably acceptable to the Administrative Agent, in each case to the effect that such financial statements have been prepared in accordance with Chilean GAAP and fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated. The financial statements delivered pursuant to this subsection 6.1(d) will be supplemented with a reconciliation to U.S. GAAP. The financial statements of the Borrower and its Subsidiaries delivered pursuant to this Section 6.1(d) shall be on a consolidated basis.

         (e) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 6.1(a), (b), (c) and (d) a certificate of the Chief Financial Officer of each of the Borrower and the Principal Guarantor to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall set forth in reasonable detail the calculations required to establish whether the Borrower and the Principal Guarantor were in compliance with the provisions of Section 3.3, as at the end of such fiscal quarter or year.

         (f) Notice of Default or Litigation. Promptly upon, and in any event within five Business Days after, the principal executive officer or the principal financial officer of any Credit Party or any Subsidiary thereof obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an

     Event of Default and (ii) any litigation or governmental investigation or proceeding pending (x) against any Credit Party or any Subsidiary of a Credit Party which could reasonably be expected to have a Material Adverse Effect, (y) with respect to any material Indebtedness of any Credit Party or any Subsidiary of a Credit Party or (z) with respect to any Credit Document.

         (g) Other Reports and Filings. Promptly after the filing or delivery thereof (unless previously delivered pursuant to another provision hereof), copies of all material financial information, if any, which the Borrower, the Principal Guarantor, Gener or their Subsidiaries shall publicly file with any Governmental Authority (including, without limitation, the United States Securities and Exchange Commission and any Chilean securities authority) or with any international or national securities exchange (including, without limitation, the New York or American Stock Exchange and the Santiago Stock Exchange) or deliver to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness.

         (h) Notice of Material Adverse Effect. Promptly after obtaining knowledge thereof, written notice of the occurrence of any Material Adverse Effect or any event or condition which could reasonably be expected to result in any Material Adverse Effect.

         (i) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to any Credit Party or any Subsidiary of a Credit Party as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.

         6.2. Books, Records and Inspections. Each Credit Party will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity with applicable generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Each Credit Party will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent to visit and inspect, under guidance of officers of such Credit Party or such Subsidiary, any of the properties of such Credit Party or such Subsidiary, and to examine the books of account of such Credit Party or such Subsidiary and discuss the affairs, finances and accounts of such Credit Party or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants (provided that the Borrower shall be permitted to attend any meeting with such accountants), all upon reasonable prior notice and at such reasonable times and intervals and to such reasonable extent as the Administrative Agent may reasonably request. The Administrative Agent may conduct such examinations on any Lender's behalf.

         6.3. Maintenance of Property and Insurance. Each Credit Party will, and will cause each of its Subsidiaries to, (i) keep all property necessary to its business in reasonably good working order and condition, ordinary wear and tear excepted, in accordance with industry practice for companies similarly situated owning similar properties in the same general areas in which such Credit Party or any of its Subsidiaries operates, (ii) maintain insurance on all such property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties in the same general areas in which such Credit Party or any of its Subsidiaries operates, and (iii) furnish to the Administrative Agent, upon written request, reasonable information as to the insurance carried.

         6.4. Corporate Existence and Franchises. Each Credit Party will, and will cause each of its Subsidiaries to, do or cause to be done, all reasonable things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this Section 6.4 shall prevent (i) sales of assets and other transactions by such Credit Party or any of its Subsidiaries pursuant to and in accordance with Section 7.2 or (ii) the withdrawal by such Person or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a Material Adverse Effect.

         6.5. Compliance with Statutes. Each Credit Party will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property, except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         6.6. Compliance with Environmental Laws. Each Credit Party will comply, and will cause each of its Subsidiaries to comply, in all respects with all environmental laws applicable to the ownership or use of its real property now or hereafter owned or operated by such Credit Party or any of its Subsidiaries (except to the extent that any failure so to comply could not reasonably be expected to have a Material Adverse Effect), will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such real property free and clear of any Liens imposed pursuant to such environmental laws.

         6.7. Employee Benefit Plans. Each Credit Party will, and will cause each of its Subsidiaries to, comply fully and timely with all its obligations relating to all employee benefit plans established, maintained or contributed to by it, except such non-compliance as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         6.8. End of Fiscal Years and Fiscal Quarters. No Credit Party will, and each will ensure that none of their respective Subsidiaries will, change the date of the end of its fiscal year.

         6.9. Performance of Obligations. Each of the Credit Parties will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement and each other material agreement, contract or instrument by which it is bound, except such non-performances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Credit Party will perform all such actions as are necessary to ensure the validity of the Guaranty of each Guarantor.

         6.10. Payment of Taxes. Each of the Credit Parties will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 7.1(i); provided that none of the Credit Parties nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with Chilean GAAP.

         6.11. Further Assurances.

         (a) Each of the Credit Parties will, and (to the extent applicable) will cause Gener to, at their expense, (i) make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require and (ii) complete the Post-Closing Collateral Actions promptly after the Initial Borrowing Date, but in any event no later than three Business Days after the Initial Borrowing Date (except to the extent that Schedule 4.11 clearly indicates that such actions are on-going requirements that cannot be completed until a later date). Furthermore, such Person will cause to be delivered to the Collateral Agent such opinions of counsel and other related documents as may be reasonably requested by the Administrative Agent to assure itself that this
Section 6.11 has been complied with.

         (b) Each of the Credit Parties agrees that each action required by this
Section 6.11 shall be completed as soon as possible, but in no event later than
(i) with respect to actions required pursuant to Section 6.11(a), 45 days (or such longer period as may be agreed by the Administrative Agent) after such action is requested to be taken by the Administrative Agent or (ii) with respect to actions required to be taken under clause (c) of this Section 6.11, as required pursuant to the terms of such sections; provided that, in no event will any Credit Party be required to take any action, other than using its commercially reasonable efforts, to obtain consents from third parties with respect to its compliance with this Section 6.11.

         (c) On the Initial Borrowing Date, or, to the extent any of the following constitute Post-Closing Collateral Actions, on the applicable date therefor, each Credit Party (i) shall record, or cause to be recorded, if necessary under applicable law, the pledge of its capital stock, shares or other equity interests under the Stock Pledge Agreements in the stock registry or register of members, as applicable, of the issuer of the Pledged Securities or in any other registry, if necessary, in the manner provided in such Security Documents, so as to evidence the perfection of the pledge of first priority purported to be granted thereby and shall provide to the Administrative Agent evidence thereof satisfactory to the Administrative Agent and (ii) shall give, or cause to be given, if necessary under applicable law, all notices, in form and substance satisfactory to the Collateral Agent and the Lenders, by a notary public to all relevant Persons in the manner provided by the law applicable to the relevant Stock Pledge Agreement to perfect the Collateral specified in the Stock Pledge Agreements with respect to third parties, and give, or cause to be given, all other notices, in each case in form and substance satisfactory to the Collateral Agent and the Lenders, so as to evidence the creation and perfection of the first priority security interest purported to be created and perfected thereby and shall provide to the Administrative Agent evidence thereof satisfactory to the Administrative Agent.

         6.12. Gener and Dividend Payments.

         (a) The Credit Parties shall cause Gener and its Subsidiaries to dividend, distribute or loan (consistent with applicable law and subject to any contractual restrictions existing on the Effective Date) to Mercury Cayman III and, to the extent required by law, its other shareholders promptly 100% of (A) the Net Debt Proceeds from any Debt Issuance by Gener or any of its Subsidiaries
(B) the Net Equity Proceeds of any Equity Issuance by Gener or any of its Subsidiaries and (C) the Net Disposition Proceeds of any Disposition by Gener or any of its Subsidiaries.

         (b) Each of the Principal Guarantor and Mercury Cayman III shall dividend, distribute or loan (consistent with applicable law) to its shareholders promptly 100% of any cash or other assets received by it at any time, less up to U.S.$25,000 per fiscal quarter to the extent used by the Principal Guarantor and Mercury Cayman III, respectively, to pay its or its Subsidiaries operating and administrative expenses.

         (c) Each of the Credit Parties shall use, and shall cause Gener and its Subsidiaries to use, all commercially reasonable efforts to enable Gener and its

Subsidiaries to make Dividends and/or other distributions to the Borrower in amounts sufficient to repay the principal and pay the interest on the Bridge Loans when and as due hereunder.

         6.13. Refinancing; Non-Core Asset Sale. No later than 270 days after the Effective Date, the Borrower shall demonstrate, or shall cause Gener to demonstrate, to the reasonable satisfaction of the Administrative Agent that (i) significant steps have been taken to implement a Debt Issuance, the proceeds of which would be sufficient to repay all outstanding Bridge Loans and/or (ii) a clear plan has been developed to sell the Non-Core Assets.

         6.14. Post-Closing Adjustments. The Borrower and the other Credit Parties acknowledge that the Agents intend to syndicate the Bridge Loans after the Initial Borrowing Date and that the representations and warranties, covenants, and Events of Default (including in every such case related defined terms) contained herein have been negotiated by the parties in reliance on publicly available information relating to Gener and its Subsidiaries. Following the Initial Borrowing Date, in order to assist the Agents in obtaining a successful syndication, the Borrower and the other Credit Parties, in consultation with the Agents, will investigate the business, assets, properties, prospects, obligations and other liabilities of Gener and its Subsidiaries with a view to answering questions of potential Lenders in the syndication process and, if the Agents determine in good faith that such changes are reasonable and necessary to achieve a successful syndication, to negotiate in good faith with the Agents in order to amend the Credit Documents to effect changes requested by the Agents as to such representations and warranties, covenants, and Events of Default (including in every such case related defined terms).

         6.15. Follow-on Offer to Purchase. The Principal Guarantor will commence, no later than the date (if any) required by law, and will in any event complete, no later than April 15, 2001, an offer to purchase for cash outstanding shares of Gener that were not acquired by the Principal Guarantor in the Gener Acquisition on or prior to the Initial Borrowing Date. Such offer to purchase shall be for an amount of shares such that at least 81% of the outstanding shares of Gener would be held by the Principal Guarantor upon successful completion of the offer (or for such greater amount as may be required by law). The Principal Guarantor will ensure that, by the date of completion of such offer, all such acquired shares are pledged pursuant to the applicable Stock Pledge Agreement (or one otherwise substantially identical in form and substance to the one delivered by the Principal Guarantor pursuant to
Section 4.11).

         SECTION 7. Negative Covenants. The Borrower and the Guarantors hereby covenant and agree that on and after the Effective Date and until the Bridge Loans and the Notes, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

         7.1. Liens. The Credit Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon or with respect to any item constituting Collateral except for the Lien of the Security Documents relating thereto and other Liens expressly permitted by the Security Documents. The Credit Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon or with respect to any of their property or assets (real or personal, tangible or intangible) or the property or assets of any of their Subsidiaries (other than the Collateral), whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Credit Parties or any of their Subsidiaries), or sell or assign any income or right in respect thereof or permit the filing of any notice of Lien under any similar recording or notice statute; provided, however, that the provisions of this
Section 7.1 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

         (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established to the extent required by Chilean GAAP;

         (ii) Liens in respect of property or assets of any Credit Party or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and are not overdue by more than 30 days and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such Credit Party's or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of such Credit Party or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

         (iii) Liens in existence on the Effective Date or which Gener is Committed to incur, plus renewals, replacements and extensions of such Liens; provided, however, that in the case of any Credit Party and its Subsidiaries (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension (except to the extent such increase is permitted by clause (ii) or (vii) of Section 7.4) and (y) any such renewal, replacement or extension does not encumber any additional assets or properties of any Credit Party or any of its Subsidiaries;

         (iv) Liens created pursuant to the Security Documents;

         (v) leases or subleases granted by any Subsidiary (other than a Credit Party) to other Persons in the ordinary course of business;

         (vi) Liens (including capital leases) placed upon assets to be used in the ordinary course of business of any Subsidiary (other than a Credit Party) at the time of the acquisition thereof by such Subsidiary or within 90 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such assets or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that (x) the aggregate outstanding principal amount of Capitalized Lease Obligations and all other Indebtedness secured by Liens permitted by this clause (vii) shall not at any time exceed $5.0 million, (y) the principal amount of Capitalized Lease Obligation or other Indebtedness secured by any such Lien (including any refinancing thereof) does not exceed 100% of the lesser of the fair market value or the purchase price of the property being purchased or financed at the time of the incurrence of such Indebtedness, and (z) in all events, the Lien encumbering the assets so acquired does not encumber any other asset of such Subsidiary;

         (vii) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness, not materially affecting the value of the property affected and not materially interfering with the conduct of the business of any Subsidiary (other than a Credit Party);

         (viii) Liens arising out of the existence of judgments or awards not constituting an Event of Default under Section 8.8;

         (ix) statutory and common law landlords' liens under leases to which any Subsidiary (other than a Credit Party) is a party;

         (x) Liens incurred in the ordinary course of business in connection with worker's compensation claims, unemployment insurance and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business of any Subsidiary (other than a Credit Party) (exclusive of obligations in respect of the payment for borrowed money);

         (xi) Liens solely in favor of a Credit Party;

         (xii) Liens upon tangible personal property acquired after the Effective Date by any Subsidiary (other than a Credit Party), each of which Liens existed on such property before the time of its acquisition and was not created in anticipation thereof; provided, however, that no such Lien shall extend to cover any property of any Subsidiary other than the property so acquired;

         (xiii) Liens existing on any property of any Person at the time such Person becomes a Subsidiary of the Borrower or the Principal Guarantor or is merged or consolidated with or into a Subsidiary of the Borrower or the Principal Guarantor and, in each case, not created in contemplation of or in connection with such event; provided, however, that such Liens do not extend to any other property of the Borrower or the Principal Guarantor or any of their Subsidiaries;

         (xiv) Liens securing reimbursement obligations of any Subsidiary (other than a Credit Party) with respect to letters of credit issued in the ordinary course of business and not in connection with the incurrence of Indebtedness for money borrowed that encumber documents and other property relating to such letters of credit;

         (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

         (xvi) any extension, renewal or replacement of the foregoing Liens; provided, however, that such extensions, renewals or replacements shall not cover any additional Indebtedness or property (other than like property substituted for property covered by such Lien) and extensions, renewals or replacements of Liens described in clauses (iii) and (vi) above shall be governed by such clauses.

         Except with respect to (i) specific property or assets encumbered pursuant to a Lien permitted to be incurred pursuant to this Section 7.1 or (ii) specific property or assets to be sold pursuant to an executed agreement with respect to a Disposition consummated in accordance with this Agreement, the Credit Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, enter into any agreement on or after the Effective Date prohibiting or restricting in any manner (directly or indirectly and including by way of covenant, representation or warranty or event of default) the creation or assumption of any Lien upon its property or assets, whether now owned or hereafter acquired, except pursuant to the Credit Documents.

         7.2. Consolidation, Merger, Purchase or Sale of Assets, etc. The Credit Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, wind up, liquidate or dissolve their affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of their property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) all or substantially all of the assets of any Person or assets substantially constituting an operating division or line of business of any Person (or agree to do any of the foregoing at any future time), except that:

         (i) any Subsidiary other than a Credit Party may sell assets (other than Gener Shares), so long as (A) no Default or Event of Default then exists or would result therefrom, (B) each such sale is at arm's-length and such Subsidiary, receives at least fair market value (as determined in good faith by such Subsidiary, (C) 100% of the total consideration received by such Subsidiary is cash and is paid at the time of the closing of such sale, and (D) the Net Disposition Proceeds therefrom are applied as required by Section 3.3(b);

         (ii) any Subsidiary other than a Credit Party may lease (as lessee) real or personal property (so long as any such lease does not create a Capitalized Lease Obligation, except to the extent permitted by Section 7.4(iv));

         (iii) any Subsidiary (other than a Credit Party) may make sales in the ordinary course of business;

         (iv) any Subsidiary (other than a Credit Party) may sell obsolete or worn-out equipment or materials or equipment or materials that are no longer used or useful in the business of such Subsidiary;

         (v) any Subsidiary (other than a Credit Party) may sell or discount, in each case without recourse and in the ordinary course of business, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale);

         (vi) any Subsidiary (other than a Credit Party) may grant leases or subleases to other Persons in the ordinary course of business consistent with past practice and not materially interfering with the conduct of the business of such Subsidiary;

         (vii) any Subsidiary of a Credit Party may sell, lease, transfer or otherwise dispose of any or all of its property (upon voluntary liquidation or otherwise) to, or merge or consolidate with, such Credit Party so long as in the case of any such merger or consolidation such Credit Party is the continuing or surviving corporation;

         (viii) Liens may be granted to the extent permitted by Section 7.1;

         (ix) Dividends may be paid to the extent permitted by Section 7.3;

         (x) Investments may be made to the extent permitted by Section 7.5;

         (xi) the Cayman Acquisition shall be permitted;

         (xii) the Argentine Disposition shall be permitted; and

         (xiii) Gener and Subsidiaries shall be permitted to sell all of their rights and assets (including contractual obligations) in connection with projects in development as of the Effective Date, so long as (A) the cash consideration received in connection with such sale is at least equal to the aggregate amount of Investments made in such project by Gener and its Subsidiaries or (B) the Required Lenders shall have consented to the terms of such sale (such consent not to be unreasonably withheld).

Notwithstanding the foregoing, no Credit Party nor any Subsidiary thereof may sell, transfer or dispose of a portion less than all of the shares held by it in any of its directly-owned Subsidiaries, except where such transfer, disposition or sale is made to another Credit Party or Subsidiary thereof.

         7.3. Dividends and Other Payments. The Credit Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, authorize, declare or pay any Dividends, except that (a) any Subsidiary of the Borrower may pay cash Dividends to the Borrower or any Wholly-Owned Subsidiary of the Borrower, (b) any Subsidiary of Gener may pay Dividends to their parent companies and, whether directly or indirectly, to Gener, (c) the Credit Parties may consummate the transactions contemplated hereby (including payments required under Section 6.12), (d) any Subsidiary of the Borrower may pay cash Dividends to its shareholders to the extent required by law or its bylaws as in effect on the Effective Date and (e) the Credit Parties may Dividend or otherwise transfer to AES and its Affiliates any shares of AES stock held by them and not used to complete the Gener Acquisition. The Borrower will not make any voluntary payment of principal or interest in respect of the Loan Agreement, dated as of December 29, 2000, between the Borrower and Bankers Trust Company.

         7.4. Indebtedness. The Credit Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, contract, create, incur, assume or suffer to exist any Indebtedness, except:

         (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

         (ii) Indebtedness of the Credit Parties outstanding on the Effective Date and listed on Schedule 4.13A hereto and any Permitted Refinancing thereof;

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

         (iii) Indebtedness pursuant to Hedging Agreements or Interest Rate Protection Agreements entered into by any Subsidiary (other than a Credit Party) as bona fide hedges against currency, interest rate or commodity fluctuations in the ordinary course of business and not for speculative purposes;

         (iv) Indebtedness subject to Liens permitted by Section 7.1(vi);

         (v) intercompany Indebtedness among the Borrower and its Subsidiaries to the extent permitted by Section 7.5(ix);

         (vi) additional Indebtedness incurred by Norgener, S.A. and/or Energia Verde, S.A. in an aggregate principal amount not to exceed $100 million (provided that (A) no Default or Event of Default shall have occurred and be continuing at the time of such incurrence and (B) the agreements governing all such Indebtedness do not contain covenants more restrictive on dividends and asset sales than customarily applicable to financings of the same type by businesses that are similar (including with respect to capital structure) and in the same geographical area as Norgener, S.A. and Energia Verde, S.A.); and

         (vii) Indebtedness (including Contingent Obligations) of Gener and its Subsidiaries outstanding or Committed to on the Effective Date and Permitted Refinancings thereof;

         (viii) Indebtedness of the Borrower and its Subsidiaries to AES and its Wholly-Owned Subsidiaries so long as (w) the Net Debt Proceeds thereof are applied to prepay the Loans as required by Section 3.3(a), (x) such Indebtedness is expressly subordinated to the Bridge Loans, (y) such Indebtedness is unsecured and does not result in the imposition of any Lien upon the assets of the Borrower or its Subsidiaries and (z) all of the terms and conditions of such Indebtedness are reasonably satisfactory to the Administrative Agent;

         (ix) Indebtedness incurred to finance working capital needs of Gener and its Subsidiaries in the ordinary course of business, provided that the aggregate amount of all Indebtedness incurred pursuant to this clause (ix) shall not exceed $20,000,000; and

         (x) Indebtedness in a principal amount not to exceed $15,000,000 incurred to finance the Investment made under Section 7.5(xv)(A).

         7.5. Advances, Investments and Loans. The Credit Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (each of the foregoing, an "Investment" and, collectively, "Investments"), except that the following shall be permitted:

         (i) in the case of Subsidiaries (other than any Credit Party), acquiring and holding accounts receivable owing to any of them, if created or acquired in the ordinary course of business consistent with past practice and payable or dischargeable in accordance with customary trade terms of the Borrower or its Subsidiaries;

         (ii) acquiring and holding cash and Cash Equivalents;

         (iii) Investments held by the Credit Parties on the Effective Date and described on Schedule 7.5 hereto and Investments held by or Committed by Gener and its Subsidiaries on the Effective Date; provided, however, that any additional Investments made with respect to either thereto shall be permitted only if independently justified under the other provisions of this Section 7.5;

         (iv) in the case of Subsidiaries (other than any Credit Party), Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

         (v) in the case of Subsidiaries (other than any Credit Party), loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $500,000;

         (vi) Investments in Hedging Agreements and Interest Rate Protection Agreements to the extent permitted by Section 7.4(iii);

         (vii) cash equity contributions to the capital of the Borrower's Subsidiaries that are Credit Parties;

         (viii) equity Investments in Chivor, S.A. that are made (i) after September 30, 2001, (ii) when no Default or Event of Default shall have occurred and be continuing, (iii) in an aggregate amount not greater than $125,000,000;

         (ix) loans, advances, dividends or distributions by Subsidiaries of the Borrower to their parent companies and, whether directly or indirectly, to the Borrower; provided, that any such loan or advance made to a Credit Party shall be subordinated to the Bridge Loans and the Guaranty granted under Article IX;

         (x) Investments that constitute Indebtedness permitted by Section 7.4;

         (xi) in the case of Subsidiaries (other than any Credit Party) pledges or deposits required in the ordinary course of business in connection with worker's compensation, unemployment insurance and other social security legislation;

         (xii) in the case of Subsidiaries (other than any Credit Party) pledges or deposits in connection with the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases or statutory obligations, surety or appeal bonds, and other non-delinquent obligations of a like nature, in each case incurred in the ordinary course of business;

         (xiii) the Cayman Acquisition and the Gener Acquisition;

         (xiv) in the case of Subsidiaries (other than any Credit Party) advance purchases of inventory, equipment and supplies in the ordinary course of business;

         (xv) (A) equity Investments made by Gener in TermoAndes in an aggregate amount not to exceed $15,000,000, the proceeds of which are used to pay Grid Expenses of TermoAndes and (B) Investments made by Gener in TermoAndes, the proceeds of which are used to pay scheduled amortization in calendar year 2001 of Indebtedness of TermoAndes outstanding on the Effective Date; provided, that in the case of clause (A) and clause (B),
     (1) such Investments are made at a time when no Default or Event of Default has occurred and is continuing and (2) prior to either such Investment, the Borrower and TermoAndes have used commercially reasonable efforts to use cash of TermoAndes to pay such amortization or Grid Expenses, as the case may be;

         (xvi) Gener and its Subsidiaries, in the ordinary course of business and consistent with past practices, purchasing or owning a futures contract or otherwise becoming liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract; provided, that, with respect to any such purchase, ownership or liability of MEGA, MEGA's Value at Risk shall not, at the time the applicable contract is entered into (after giving effect thereto), exceed MEGA's Value at Risk as of the Effective Date; and

         (xvii) the Credit Parties and their Subsidiaries may make Investments in their respective Subsidiaries using the identifiable proceeds of equity issuances that are excluded from the definition of "Equity Issuance" by clause (a) of the proviso thereto.

         7.6. Transactions with Affiliates.

         (a) The Credit Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions, with any Affiliate of any such Credit Party or such Subsidiary (each such transaction, an "Affiliate Transaction"), other than as permitted by paragraph (b) below and Affiliate Transactions with an Affiliate which is an operating company in the ordinary course of business and on fair and reasonable terms that are not less favorable to such Credit Party or such Subsidiary than would reasonably be obtained by such Credit Party or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate; provided, however, that (i) the Borrower shall provide the Administrative Agent with at least 10 Business Days' prior written notice of all Affiliate Transactions (and each series of related Affiliate Transactions) involving aggregate payments or other property with a fair market value in excess of $1.0 million, and such notice shall describe in reasonable specificity such Affiliate Transaction and fair market value and (ii) if any Credit Party or a Subsidiary of a Credit Party enters into an Affiliate Transaction (or a series of related Affiliate Transactions) involving aggregate payments or other property with a fair market value in excess of $20 million, such Credit Party or such Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such Affiliate Transaction or series of related Affiliate Transactions to such Credit Party or such Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and deliver the same to the Administrative Agent.

         (b) Notwithstanding paragraph (a) above, the following transactions shall be permitted:

         (i) Dividends may be paid to the extent provided in Section 7.3;

         (ii) loans, advances, dividends and distributions may be made to the extent permitted by Section 7.5(v), (viii), (ix) or (xiii);

         (iii) any transaction with an officer or member of the Board of Directors of any Subsidiary (other than any Credit Party) in the ordinary course of business involving compensation, indemnity or employee benefit arrangements;

         (iv) customary fees may be paid to non-officer directors of any Credit Party and its Subsidiaries;

         (v) services may be provided by the Borrower, the Principal Guarantor or any of their respective Subsidiaries in the ordinary course of business and on market terms; and

         (vi) transactions with suppliers in the ordinary course of business and on market terms may be effected.

         7.7. Capital Expenditures.

         (a) The Credit Parties will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, make any Capital Expenditures, except that any Subsidiary (other than any Credit Party) may make Capital Expenditures made for maintenance purposes or to satisfy regulatory requirements in accordance with prudent utility practices of such Subsidiary so long as the aggregate amount of all such Capital Expenditures (excluding (i) any Capital Expenditures to which a Subsidiary is contractually Committed on the Effective Date and (ii) payment of the Grid Expenses) does not exceed $20 million.

         (b) In addition to the foregoing, any Subsidiary (other than any Credit Party) may make Capital Expenditures with the amount of Net Insurance Proceeds received by such Subsidiary from any Recovery Event so long as such Net Insurance Proceeds are used to replace or restore any properties or assets in respect of which such Net Insurance Proceeds were paid no later than 180 days following the date of receipt of such Net Insurance Proceeds from such Recovery Event.

         7.8. Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Estatutos Sociales and Certain Other Agreements. The Credit Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, except to the extent necessary to comply with law (a) make (or give any notice in respect thereof) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any disposition, change of control or similar event of, any Indebtedness (other than the Bridge Loan), (b) amend or modify, or permit the amendment or modification of, any provision of any Indebtedness or of any agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating thereto which materially and adversely affects the interests of the Lenders under any Credit Document, (c) amend, modify or change their certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation) or by laws (estatutos sociales or equivalent organizational documents), or any agreement entered into by any of them, with respect to their capital stock or equity interests, or enter into any new agreement with respect to their capital stock or equity interests which materially and adversely affects the interests of the Lenders under any Credit Document or (d) amend, modify, change or waive any provision of any Acquisition Agreement, other than any amendments, modifications, changes or waivers which do not in any way materially and adversely affect the interests of the Lenders or any Credit Document.

         7.9. Limitation on Certain Restrictions on Subsidiaries. The Credit Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions (including without limitation any reduction of capital) on its equity interests or any other interest or participation in its profits owned by such Credit Party or any Subsidiary of such Credit Party, or pay any Indebtedness owed to such Credit Party or a Subsidiary of such Credit Party, (b) make loans or advances to such Credit Party or any of such Credit Party's Subsidiaries or (c) transfer any of its properties or assets to such Credit Party or any of such Credit Party's Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) any agreement in effect on the Effective Date (as such agreement is in effect on the Effective Date), (iv) customary provisions restricting (A) subletting or assignment of any lease governing a leasehold interest of a Subsidiary of such Credit Party or (B) transfers of assets subject to Capitalized Lease Obligations of a Subsidiary of such Credit Party, (v) with respect to clause (c) above only, Permitted Liens and other customary restrictions contained in security agreements with respect to the transfer of collateral subject to such Permitted Liens, (vi) customary provisions in contracts entered into in the ordinary course of business that prohibit assignments of such contract and (vii) any restriction on the transfer of an asset pursuant to an agreement to sell such asset (but only in those cases where the sale of such asset is permitted by Section 7.2).

         7.10. Limitation on Issuance of Capital Stock.

         (a) The Credit Parties will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, issue (i) any preferred stock (other than preferred stock that is not Disqualified Stock and has no mandatory dividend payments and does not accrue any rate of return and the Net Equity Proceeds of which are applied to prepay the Bridge Loans in accordance with Section 3.3(a)) or (ii) any redeemable common stock; provided, that each Credit Party (other than the Borrower) may issue any of the foregoing stock to its parent company.

         (b) The Borrower will not permit any of its Subsidiaries to issue any equity interests (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, equity interets, except
(i) transfers and replacements of then outstanding equity interests, (ii) stock splits, stock dividends and issuances which do not decrease the percentage ownership of the Borrower, the Credit Parties and their Subsidiaries, in any class of the capital stock of such Subsidiary, (iii) any issuance by any Subsidiary of the Principal Guarantor to the Credit Parties or any Wholly-Owned Subsidiary of the Credit Parties, and (iv) any Equity Issuance so long as the Net Equity Proceeds therefrom are applied as required by Section 3.3(a).

         7.11. Business. Gener and its Subsidiaries will not engage in any business other than the businesses engaged in by them as of the Effective Date and reasonable extensions thereof. The Credit Parties will not engage in any business other than owning the equity interests of their Subsidiaries and maintaining Indebtedness permitted hereunder.

         7.12. Limitation on Creation of Subsidiaries. Notwithstanding anything to the contrary contained in this Agreement, (a) the Credit Parties will not directly establish, create or acquire after the Effective Date any Subsidiary and (b) Gener and its Subsidiaries will not directly establish, create or acquire after the Effective Date any Subsidiary other than a Wholly-Owned Subsidiary.

         SECTION 8. Events of Default. Upon the occurrence of any of the following specified events (each, an "Event of Default"):

         8.1. Payments. The Borrower shall (i) default in the payment when due of any principal of any Bridge Loan or any Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on any Bridge Loan or any Note or any Fees or any other amounts owing hereunder or under any other Credit Document; or

         8.2. Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or by AES in the AES Guarantee or in any certificate delivered to the Administrative Agent or any Lender pursuant hereto or thereto or relating to any amendment, modification, waiver or supplement hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

         8.3. Covenants. Any Credit Party or AES shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 3.3, 6.11(c), 6.15 or 7 or (b) default in the due performance or observance by it of any term, covenant or agreement contained herein or in any other Credit Document (other than those set forth in Sections 8.1 and 8.2 or clause (a) of this Section 8.3) or in the AES Guarantee and such default shall continue unremedied for a period of 15 consecutive days; or

         8.4. Default Under Other Agreements. (i) Any Credit Party or any of its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations) or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity; or (ii) any Indebtedness (other than the Obligations) of any Credit Party or any of its Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; provided, however, that it shall not be a Default or an Event of Default under clause (i) or (ii) of this Section 8.4 unless the aggregate principal amount (or, with respect to Indebtedness under Interest Rate Protection Agreements, the termination amount) of all Indebtedness as described in the preceding clauses (i) and (ii) is at least $5.0 million; or

         8.5. Bankruptcy, etc. Any Credit Party or any of its Subsidiaries or, at any time when the AES Guarantee is outstanding, AES (each, a "Designated Party") shall commence a voluntary case concerning itself under any bankruptcy law of Chile or the Cayman Islands or any other jurisdiction or Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against any Designated Party under any such laws, and the petition is not controverted within 10 days, or is not dismissed within 30 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of such Designated Party, or such Designated Party commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to such Designated Party, or there is commenced against any Designated Party any such proceeding which remains undismissed for a period of 30 days, or such Designated Party is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or such Designated Party suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 30 days; or such Designated Party makes a general assignment for the benefit of creditors; or any such Designated Party shall generally not pay its debts as they become due or there shall otherwise occur a cesacion de pagos (within the meaning of Chilean or other applicable law); or any corporate action is taken by such Designated Party for the purpose of effecting any of the foregoing; or

         8.6. Security Documents. (a) Any Security Document shall cease to be in full force and effect, or shall cease to give the Lenders the Liens and the material rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral described therein, in favor of the Lenders, superior to and prior to the rights of all third Persons, and subject to no Liens other than Liens permitted under such Security Document), or (b) any Credit Party or any other party to the Security Documents shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue unremedied for a period of 15 consecutive days after written notice thereof to the defaulting party by the Administrative Agent or any Lender or the Collateral Agent; or

         8.7. Guaranties. (a) At any time after the execution and delivery thereof, any Guaranty, or any material provision thereof shall cease to be in full force or effect as to any Guarantor, (b) any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under its Guaranty, or (c) any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to its Guaranty (and such default shall continue unremedied for a period of 15 consecutive days after written notice thereof to the defaulting party by the Administrative Agent or any Lender), and in each such case the Borrower shall fail to propose a substitute Guarantor satisfactory to the Administrative Agent, in its sole discretion, in the case of clause (a) or (b) above, within three Business Days following such event and, in the case of clause (c) above, within such 15 day period; or

         8.8. Judgments. One or more judgments or decrees shall be entered against any Credit Party or any Subsidiary of such Credit Party involving a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 15 consecutive days, and the aggregate amount of all such judgments equals or exceeds $1.0 million; or

         8.9. Change of Control. A Change of Control shall occur; or

         8.10. Denial of Liability. (a) Any Credit Party shall deny its obligations under this Agreement, any Note or any other Credit Document, (b) any law, rule or regulation shall purport to render invalid, or preclude enforcement of, any material provision of this Agreement or any other Credit Document or impair performance of the Borrower's or any Credit Party's material obligations hereunder or under any other Credit Document or (c) any dominant authority asserting or exercising de jure or de facto governmental or police powers shall, by moratorium laws or otherwise, cancel, suspend or defer the obligation of any Credit Party or any of its Subsidiaries to pay any amount required to be paid hereunder or under any other Credit Document; or

         8.11. Currency Restrictions. Chile or any Governmental Authority thereof shall impose restrictions on the availability of freely transferable Dollars to Persons outside Chile or Dollars shall, in the reasonable judgment of the Administrative Agent, be unavailable at all or at a commercially reasonable rate of exchange, and the Borrower shall not, within 15 Business Days after notice from the Administrative Agent, have demonstrated to the satisfaction of the Administrative Agent that such restrictions will not have a material adverse effect on the ability of any Credit Party to perform its obligations under any of the Credit Documents or the availability of Dollars for purposes of paying any amounts required to be paid pursuant to any of the Credit Documents; or

         8.12. Governmental Action. Any Governmental Authority shall have condemned, nationalized, seized, or otherwise expropriated all or substantially all of the property, equity interests or other assets of any Credit Party or of any Credit Party and its Subsidiaries, taken as a whole, or shall have assumed custody or control of such property or other assets or of the business or operations of any Credit Party or of any Credit Party and its Subsidiaries, taken as a whole, or shall have taken any action for the dissolution or disestablishment of any Credit Party or any action that would prevent any Credit Party or any of its officers from carrying on the business of such Credit Party or a substantial part thereof; or

         8.13. Transfer of Gener Shares. The Principal Guarantor shall cease to own, directly or indirectly, any of the Gener Shares acquired by it in the Gener Acquisition.

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent may and, upon the written request of the Required Lenders shall, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, the Collateral Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 8.5 shall occur with respect to any Credit Party, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately; (ii) declare the principal of and any accrued interest in respect of all Bridge Loans, the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) instruct the Collateral Agent to enforce any or all of the Liens and security interests created pursuant to the Security Documents; and (iv) exercise any other rights available under the Credit Documents or applicable law.

         SECTION 9. Guaranty.

         9.1. The Guaranteed Obligations.

         (a) In order to induce the Lenders to enter into this Agreement and extend credit hereunder, each of the Initial Guarantors irrevocably and unconditionally guarantees, on a joint and several basis, the full and prompt payment when due (whether by acceleration or otherwise) of the principal of and interest on any Note issued under

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

this Agreement and of all other obligations and liabilities (including, without limitation, indemnities, Fees and interest thereon) of the Borrower now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Credit Document and the due performance and compliance with the terms of the Credit Documents by the Borrower (all such principal, interest, obligations and liabilities, collectively, the "Guaranteed Obligations"). Each of the Initial Guarantors understands, agrees and confirms that the Lenders may enforce this Guaranty up to the full amount of the Guaranteed Obligations against the Initial Guarantors without proceeding against the Borrower, against any security for the Guaranteed Obligations or against any other Guarantor under any other Guaranty covering the Guaranteed Obligations. Each of the Initial Guarantors irrevocably and unconditionally promises, on a joint and several basis, to pay such Guaranteed Obligations to the Lenders, on demand, in Dollars. This Guaranty shall constitute a guaranty of payment and not of collection. All obligations of the Initial Guarantors hereunder shall be joint and several.

         (b) All payments made by the Initial Guarantors hereunder shall be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes in the manner provided for in Section 3.5. The Initial Guarantors will indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender. A certificate as to the amount of any such required indemnification payment prepared by such Lender or the Administrative Agent shall be final, conclusive and binding for all purposes absent demonstrable error.

         9.2. Continuing Obligation. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Lender in exercising any right, power or privilege hereunder and no course of dealing between any Initial Guarantor and any Lender or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which any Lender or the holder of any Note would otherwise have. No notice to or demand on any Initial Guarantor in any case shall entitle such Person or Persons to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Lender or the holder of any Note to any other or further action in any circumstances without notice or demand.

         9.3. No Discharge. If a claim is ever made upon any Lender for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of

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

said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (b) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Initial Guarantors), then and in such event each of the Initial Guarantors agrees that any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding any revocation hereof or the cancellation of any Note or other instrument evidencing any liability of the Initial Guarantors, and each of the Initial Guarantors shall be and remain jointly and severally liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee. It is the intention of the Lenders and each of the Initial Guarantors that the Guaranteed Obligations hereunder shall not be discharged (whether pursuant to any bankruptcy law or comparable legislation or otherwise) except by the Initial Guarantors' indefeasible performance of such obligations and then only to the extent of such performance.

         9.4. Tolling of Statute of Limitations. Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by the Initial Guarantors or others, with respect to any of the Guaranteed Obligations shall, if the statute of limitations in favor of the Initial Guarantors against the Administrative Agent, the Collateral Agent, any Lender or the holder of any Note shall have commenced to run, toll the running of such statute of limitations, and if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

         9.5. Bankruptcy. Each of the Initial Guarantors, unconditionally and irrevocably, guarantees the payment of any and all of the Guaranteed Obligations of the Borrower to the Lenders whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 8.5, and unconditionally promises to pay such indebtedness to the Lenders, on order or demand, in lawful money of the United States.

         9.6. Independent Obligation. The obligations of each Initial Guarantor hereunder are independent of the obligations of any other Credit Party, and a separate action or actions may be brought and prosecuted against any Initial Guarantor whether or not an action is brought against any other Credit Party and whether or not any other Credit Party is joined in any such action or actions. Each of the Initial Guarantors waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof.

         9.7. Authorization. Each of the Initial Guarantors authorizes the Lenders without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

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

         (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

         (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

         (c) exercise or refrain from exercising any rights against the Borrower, any other Credit Party or others or otherwise act or refrain from acting;

         (d) release or substitute any one or more endorsers, guarantors, the Borrower, any other Credit Parties or other obligors;

         (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Lenders;

         (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of any Credit Party to the Lenders regardless of what liability or liabilities of the Initial Guarantors or the Borrower remain unpaid;

         (g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document or any of such other instruments or agreements; and/or

         (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the Initial Guarantors from their liabilities under this Guaranty.

         9.8. Reliance. It is not necessary for any Lender to inquire into the capacity or powers of the Initial Guarantors or any of their respective Subsidiaries or the officers, directors, partners or agents acting or purporting to act on their behalf, and any

Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

         9.9. Subordination. Any indebtedness of any Credit Party now or hereafter owing to the Initial Guarantors is hereby subordinated to the Guaranteed Obligations of the Borrower owing to the Lenders; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of any Credit Party to the Initial Guarantors shall be collected, enforced and received by them for the benefit of the Lenders and be paid over to the Administrative Agent on behalf of the Lenders on account of the Guaranteed Obligations of the Initial Guarantors to the Lenders, but without affecting or impairing in any manner the liability of the Initial Guarantors under the other provisions of this Guaranty. Prior to the transfer by the Initial Guarantors of any note or negotiable instrument evidencing any such indebtedness of the Borrower to the Initial Guarantors, each of the Initial Guarantors shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each of the Initial Guarantors hereby agrees with the Lenders that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

         9.10. Waiver.

         (a) Each of the Initial Guarantors waives any right (except as shall be required by applicable law and cannot be waived) to require any Lender to (i) proceed against any other Credit Party or any other party, (ii) proceed against or exhaust any security held from any other Credit Party or any other party or
(iii) pursue any other remedy in any Lender's power whatsoever. Each of the Initial Guarantors waives any defense based on or arising out of any defense of any other Credit Party or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of any other Credit Party or any other party, or the validity, legality or unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Credit Party or any other party other than payment in full of the Guaranteed Obligations. The Lenders may, at their election, foreclose on any security held by any Agent or any other Lender by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Lenders may have against any other Credit Party or any other party, or any security, without affecting or impairing in any way the liability of the Initial Guarantors hereunder except to the extent the Guaranteed Obligations have been paid. To the extent permitted by applicable law, each of the Initial Guarantors waives any defense arising out of any such election by the Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right

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

or remedy of the Initial Guarantors against any other Credit Party or any other party or any security.

         (b) Each of the Initial Guarantors waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Each of the Initial Guarantors assumes all responsibility for being and keeping itself informed of each Credit Party's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which each of the Initial Guarantors assumes and incurs hereunder, and agrees that the Administrative Agent and the Lenders shall have no duty to advise the Initial Guarantors of information known to them regarding such circumstances or risks.

         (c) Each of the Initial Guarantors warrants and agrees that each of the waivers set forth herein is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

         9.11. Nature of Liability. It is the desire and intent of each of the Initial Guarantors and the Lenders that this Guaranty shall be enforced against the Initial Guarantors to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of the Initial Guarantors under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason, then the amount of the Initial Guarantors' obligations under this Guaranty shall be deemed to be reduced and the Initial Guarantors shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

         9.12. Contribution. At any time a payment in respect of the Guaranteed Obligations is made under any Guaranty, the right of contribution, if any, of each Guarantor against each other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a "Relevant Payment") is made on the Guaranteed Obligations under a Guaranty. At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of its Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor's Contribution Percentage (as hereinafter defined) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the "Aggregate Excess Amount"), each such Guarantor shall have a right of contribution against each other

Guarantor who has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor's Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the "Aggregate Deficit Amount") in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such Guarantor. A Guarantor's right of contribution, if any, pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time of any subsequent computation; provided, however, that no Guarantor may take any action to enforce such right until the Guaranteed Obligations have been paid in full and the Lenders' commitments have been terminated, it being expressly recognized and agreed by all parties hereto that any Guarantor's right of contribution arising pursuant to this Section 9.12 against any other Guarantor shall be expressly junior and subordinate to such Guarantor's obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing under its Guaranty. As used in this paragraph,
(i) each Guarantor's "Contribution Percentage" shall mean the percentage obtained by dividing (x) the Adjusted Net Worth of such Guarantor by (y) the aggregate Adjusted Net Worth of all Guarantors giving Guaranties; (ii) the "Adjusted Net Worth" of each Guarantor shall mean the greater of (x) the Net Worth of such Guarantor or (y) zero; and (iii) the "Net Worth" of each Guarantor shall mean the amount by which the fair salable value of such Guarantor's assets on the Initial Borrowing Date exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to (1) any Guaranteed Obligations arising under a Guaranty, (2) the obligations of such Guarantor in respect of the Credit Documents and (3) any obligations of such Guarantor in respect of the Borrower's other Indebtedness for borrowed money), in each case after giving effect to the transactions occurring on the Initial Borrowing Date.

         SECTION 10. Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Acquisition Agreements" shall mean each document, instrument or other agreement executed in connection with the Cayman Acquisition.

         "Adjusted Net Worth" is defined in Section 9.12.

         "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 11.11.

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

         "ADS Shares" shall mean the American Depositary Shares of Gener, each representing 68 shares of common stock of Gener.

         "AES" shall mean The AES Corporation, a Delaware corporation.

         "AES Guarantee" shall mean an irrevocable and unconditional guarantee, in a form to be agreed, pursuant to which AES will guarantee the prepayment of an amount of principal and interest equal to the True-Up Prepayment Amount to be made on the True-Up Prepayment Date, or on any earlier date as a result of the acceleration of the Bridge Loans pursuant to Section 8 (but no other payments of principal or interest); provided, that AES's liability under such guarantee shall be in a maximum amount equal to the lesser of (a) $40,000,000 and (b) the amount by which the principal amount of the Bridge Loans made on the Initial Borrowing Date exceeds the product of (i) $444,444,445 times (ii) the percentage, on a fully-diluted basis, of the outstanding shares of Gener owned, directly or indirectly, by the Borrower on the Initial Borrowing Date.

         "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person (other than the Borrower or any Wholly-Owned Subsidiary that is a Guarantor). A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

         "Affiliate Transaction" shall have the meaning provided in Section 7.6.

         "Agents" shall mean, collectively, the Administrative Agent, the Collateral Agent and the Arranger.

         "Aggregate Deficit Amount" is defined in Section 9.12.

         "Aggregate Excess Amount" is defined in Section 9.12.

         "Agreement" shall mean this Senior Secured Bridge Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended, renewed, refinanced or replaced from time to time.

         "Applicable Fiscal Years" shall mean, as to Gener, the three fiscal years of Gener ending December 31, 1999, 1998 and 1997.

         "Applicable Margin" shall mean for each Interest Period (a) in the case of LIBOR Loans (i) for the initial period of three months commencing on the Initial Borrowing Date, 3.00% per annum, (ii) for the subsequent three-month period 3.25% per

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

annum, (iii) for the next subsequent three-month period, 3.75% per annum and
(iv) thereafter, 4.50% per annum and (b) in the case of Base Rate Loans (i) for the initial period of three months commencing on the Initial Borrowing Date, 2.00% per annum, (ii) for the subsequent three-month period, 2.25% per annum,
(iii) for the next subsequent three-month period, 2.75% per annum and (iv) thereafter, 3.50% per annum.

         "Argentine Disposition" shall mean the Disposition for cash of (i) 51% of the outstanding ordinary shares of Hidroquenen S.A., a sociedad anonima organized under the laws of Argentina ("Hidroquenen"), (ii) options to acquire up to another 19.02% of the outstanding equity of Hidroquenen, (iii) 63.9% of the outstanding shares of Central Puerto S.A., a sociedad anonima organized under the laws of Argentina, (iv) 100% of the outstanding equity of Termoandes S.A., a sociedad anonima organized under the laws of Argentina, (v) 100% of the outstanding ordinary shares of Interandes S.A., a sociedad anonima organized under the laws of Argentina and (vi) the promissory note issued by Piedra del Aguila to Gener in the approximate principal amount of $30.7 million plus accrued and capitalized interest thereon.

         "Arranger" shall have the meaning provided in the first paragraph of this Agreement.

         "Assignment and Assumption Agreement" shall mean an Assignment and Assumption Agreement, in a form to be agreed prior to the Initial Borrowing Date.

         "Bankruptcy Code" shall have the meaning provided in Section 8.5.

         "Base Rate" shall mean, at any time, the higher of (i) the Prime Lending Rate and (ii) 0.5% per annum in excess of the Federal Funds Rate.

         "Base Rate Loan" shall mean each Bridge Loan bearing interest at the Base Rate as provided in Section 1.3(b).

         "Basel Accords" shall mean the international banking supervision standards set by the Basel Committee on Banking Supervision.

         "Basel Bank" means a financial institution located in a country in which the central bank or similar governmental authority has adopted the Basel Accords.

         "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

         "Borrower Notice of Conversion" is defined in Section 1.9.

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

         "Borrowing" shall mean any borrowing of one Type of Bridge Loans from the Lenders on a given date (or resulting from a conversion or conversions on such date) having, in the case of LIBOR Loans, the same Interest Period.

         "Borrowing Date" shall mean the date on which a Borrowing of Bridge Loans occurs.

         "Bridge Loan" shall have the meaning provided in Section 1.1(a).

         "Business Day" shall mean any day except a Saturday, Sunday or other day on which commercial banks are authorized or required by law or regulation to close in New York City or Santiago, Chile or, in the case of LIBOR Loans, with respect to determination of LIBOR, London.

         "Capital Contribution" shall have the meaning set forth in Section
5.10.

         "Capital Expenditures" shall mean, with respect to any Person, all expenditures to acquire or construct plants, fixed assets or equipment by such Person which are or will be required to be capitalized in accordance with Chilean GAAP, including, without duplication, the amount of Capitalized Lease Obligations incurred by such Person, but excluding expenditures to effect acquisitions permitted by Section 7.5(ii).

         "Capitalized Lease Obligations" shall mean, with respect to any Person, all rental or other obligations of such Person which are or will be required to be capitalized on the books of such Person in accordance with Chilean GAAP, in each case taken at the amount thereof accounted for as liabilities in accordance with such principles.

         "Cash Equivalents" shall mean (a) any evidence of Indebtedness with a maturity of 180 days or less from the date of acquisition thereof issued or directly and fully guaranteed or insured by the United States of America, Chile or any agency or instrumentality or political subdivision thereof (provided that the full faith and credit of the United States of America or Chile, as the case may be, is pledged in support thereof); (b) demand deposits, certificates of deposit or time deposits with a maturity of 180 days or less from the date of acquisition thereof with any financial institution having combined capital, surplus and undivided profits of not less than U.S.$200,000,000 so long as such banks shall not be under intervention of, or controlled by, any governmental agency regulating Chilean financial institutions; (c) commercial paper with a maturity of 180 days or less from the date of acquisition thereof issued by a corporation (except an Affiliate of the Borrower) organized under the laws of
(i) any State of the United States or the District of Columbia rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's or (ii) Chile rated investment grade by Duff &

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

Phelps; (d) repurchase agreements and reverse repurchase agreements relating to marketable obligations, directly or indirectly, issued or unconditionally guaranteed by the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States, as the case may be, in each case maturing within 180 days from the date of acquisition; provided, however, that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency; (e) instruments backed by letters of credit of institutions satisfying the requirements of clause (b) above; (f) investments in money market funds at least 95% of whose assets are comprised of securities of the types described in clauses (a) through (d) above; (g) investments in money market funds complying with the risk limit conditions of Rule 2a-7 or any successor rule of the Securities and Exchange Commission under the U.S. Securities Exchange Act of 1934, as amended; and (h) demand deposit and similar accounts maintained in the ordinary course of business.

         "Cayman Acquisition" shall mean the acquisition of 100% of the shares of Mercury Cayman III by the Principal Guarantor from Mercury Cayman IV.

         "Central Bank of Chile" shall mean the Banco Central de la Republica de Chile.

         "Change of Control" shall mean the occurrence of any one or more of the following: (i) the Permitted Holders shall cease to own, directly or indirectly, 100% of the aggregate outstanding voting securities of each Credit Party or the Permitted Holders shall not be entitled (by ownership of voting stock, contract or otherwise) to elect, or for any reason shall not have elected, directly or indirectly, directors of such Credit Party, as the case may be, holding at least a majority of the voting power of the board of directors of any Credit Party, as the case may be; provided, that (A) Mercury Cayman IV shall not cease to own (subject to the Lien of the applicable Stock Pledge Agreements) 100% of the outstanding shares of Mercury Cayman Co. II, Ltd., (B) Mercury Cayman Co. II, Ltd shall not cease to own all of the voting interests of Inversiones CYC Limitada, (C) Inversiones CYC Limitada shall not cease to own all of the outstanding voting interests of the Borrower and (D) the Borrower shall not cease to own all of the outstanding voting interests of the Principal Guarantor;
(ii) the merger or consolidation of any Credit Party with or into another Person or the merger of another Person with or into any Credit Party, or the sale, lease, transfer or other disposition of all or substantially all of the assets of any Credit Party to another Person, in a single transaction or a series of transactions; (iii) any Person or group shall have acquired beneficial ownership, directly or indirectly, of the voting stock of AES (or other securities convertible into such voting stock) representing 35% or more of the combined voting power of all voting stock of AES; (iv) the individuals who were directors of AES at the Effective Date shall cease for any reason (other than death or disability) to constitute a majority of the board of directors of AES (except to the extent that individuals who at the Effective Date were replaced by

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individuals (A) elected by the remaining board of directors of AES or (B)
nominated for election by the remaining members of the board of directors of AES and thereafter elected as directors by shareholders of AES); or (v) any Person or group shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in a Change of Control under clause (iv) or (v) above. For purposes of this definition, (x) the terms "beneficially own" and "group" shall have the respective meanings ascribed to them pursuant to Section 13(d) of the United States Securities Exchange Act of 1934, and (y) any Person or group shall be deemed to beneficially own any voting securities beneficially owned by any other Person (the "parent entity") so long as such Person or group beneficially owns, directly or indirectly, voting securities of the parent entity representing at least a majority of the voting power of the then outstanding voting securities of the parent entity and no other Person or group has the right to designate or appoint a majority of the directors of such parent entity.

         "Chile" shall mean the Republic of Chile, and any political subdivision thereof.

         "Chilean GAAP" shall mean generally accepted accounting principles in Chile, consistently applied during a relevant period.

         "Collateral" shall mean the Pledged Securities and all of the Collateral as defined in each of the Security Documents.

         "Collateral Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Collateral Agent appointed pursuant to Section 11.11.

         "Committed," with respect to any Indebtedness, Lien or Investment, means that Gener or one of its Subsidiaries (a) was subject to a written contractual obligation on the Effective Date to incur such Indebtedness or Lien, or make such Investment, and (b) such contractual obligation was not terminable or revocable by Gener or such Subsidiary, after using commercially reasonable efforts to do so, without incurring a material burden or cost.

         "Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule A directly below the heading "Commitment."

         "Commitment Letter" shall mean the letter dated December 15, 2000 between AES, the Borrower and the Administrative Agent relating to the Senior Secured Bridge Credit Agreement.

         "Consent Letter" is defined in Section 4.16.

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         "Contingent Obligation" shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

         "Contribution Percentage" is defined in Section 9.12.

         "Credit Documents" shall mean this Agreement, the Notes, the Guaranties, the Security Documents, the Commitment Letter and the Fee Letter, the AES Guarantee (if required pursuant to Section 4.1) and any document entered into pursuant to Section 4.18.

         "Credit Parties" shall mean each of the Borrower and the Initial Guarantors.

         "Debt Issuance" shall mean the incurrence after the Initial Borrowing Date of any Indebtedness for borrowed money by any Credit Party or any of its Subsidiaries, but excluding (a) Permitted Refinancings and (b) Indebtedness incurred pursuant to clauses (iv), (v), (vi), (ix) and (x) of Section 7.4.

         "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

         "Disposition" shall mean any sale, transfer or other disposition by any Credit Party or its Subsidiaries to any Person (including by way of redemption by such Person) other than to the Borrower or the Principal Guarantor of any asset other than

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sales of assets permitted by clauses (iii), (iv) (but with respect to clause
(iv), only to the extent that the aggregate Net Disposition Proceeds of all such sales, transfers and other dispositions do not exceed $5,000,000), (v), (vi) and
(vii) of Section 7.2.

         "Disqualified Stock" shall mean, with respect to any capital stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than solely for capital stock that is not Disqualified Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (other than solely for capital stock that is not Disqualified Stock) or exchangeable or convertible into debt securities of the issuer thereof at the sole option of the holder thereof, in whole or in part, on or prior to the date which is 90 days after the Maturity Date.

         "Dividend" shall mean, with respect to any Person, that such Person has declared or paid a dividend or returned any equity capital (including by way of capital reduction) to its stockholders or partners or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders or partners as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any partnership interests outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any partnership interests of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person to shareholders of such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

         "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States of America.

         "Effective Date" shall have the meaning provided in Section 12.10.

         "Eligible Transferee" shall mean a commercial bank or financial institution that is a Basel Bank.

         "Equity Issuance" shall mean without duplication, any of (a) any issuance or sale by any Credit Party or any of its Subsidiaries after the Initial Borrowing Date of (i) any capital stock (including any capital stock issued upon exercise of any warrant or

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

option) or any warrants or options to purchase capital stock or (ii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the issuing or selling Person or (b) any capital contribution to any Credit Party or any of its Subsidiaries made after the Initial Borrowing Date whether or not evidenced by any equity security issued by the recipient of such contribution; provided that the following shall not constitute Equity Issuances: (a) any issuance of common shares of Gener or any Credit Party as part of a cash Investment by AES or any of its Affiliates (other than any Credit Party or Subsidiary) solely in the equity of Gener or such Credit Party, so long as such common shares (other than common shares of the Borrower) are owned by a Credit Party and pledged to the Collateral Agent pursuant to the applicable Stock Pledge Agreement and (b) any issuance of common stock or other equity securities by a Credit Party or one of its Subsidiaries to another Credit Party or one of its Subsidiaries, so long as the corresponding Investment is otherwise permitted under this Agreement.

         "Event of Default" shall have the meaning provided in Section 8.

         "Excess Amount" shall have the meaning provided in Section 12.6(b).

         "Excess Cash Flow" shall mean, for any period, the remainder of the amount of any Dividend paid by Gener, less (i) any amount otherwise applied to make payments of interest or principal with respect to the Bridge Loans and (ii) up to US$25,000 per fiscal quarter to the extent used by the Borrower to pay its or any other Credit Party's operating and administrative expenses.

         "Excess Cash Payment Date" shall mean the date occurring 10 days after the last day of each fiscal quarter of the Borrower.

         "Excess Cash Payment Period" shall mean, with respect to the repayment required on each Excess Cash Payment Date, the immediately preceding fiscal quarter of the Borrower.

         "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

         "Fee Letter" shall mean the letter dated December 15, 2000 from the Agents to the Borrower.

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

         "Fees" shall mean all amounts payable pursuant to, or referred to in,
Section 2.1 and the other Credit Documents.

         "Formal Market" shall mean, at any time, the foreign currency exchange market provided at such time by the Central Bank of Chile where banks and other financial institutions authorized by the Central Bank of Chile must purchase and sell foreign currencies.

         "Gener" shall mean Gener S.A., a sociedad anonima organized under the laws of Chile.

         "Gener Acquisition" shall mean the acquisition of at least 50% of the capital stock of Gener pursuant to an offer by the Principal Guarantor to purchase outstanding Chilean shares (an "OPA") and a U.S. tender offer by Mercury Cayman III for all of Gener's outstanding American Depository Shares.

         "Gener Shares" shall have the meaning provided in Section 4.6.

         "Governmental Authority" shall mean any ministry, administrative department, agency, commission, bureau, board, regulatory authority, registry, instrumentality, corporation or other governmental body, entity, judicial or administrative body or court (including, without limitation, banking and taxing authorities), of, or owned or controlled by, as the case may be, Chile, the Cayman Islands, the Republic of Argentina, Colombia or the United States or any political subdivision thereof.

         "Grid Expenses" shall mean up to $15,000,000 of infrastructure and other costs paid by TermoAndes to connect the TermoAndes facility to the Argentine power grid.

         "Guaranteed Obligations" shall have the meaning provided in Section 9.1(a).

         "Guarantor" shall mean each Initial Guarantor, AES (in the event the AES Guarantee is required pursuant to Section 4.1) and each other Person who guarantees the Obligations.

         "Guaranty" shall mean the guaranty contained in Section 9 and, if required pursuant to Section 4.1, the AES Guarantee.

         "Hedging Agreement" means any foreign currency exchange agreement, commodity price protection agreement or other currency exchange rate or commodity price hedging agreement.

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         "Indebtedness" shall mean, as to any Person, without duplication, (i)
all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided that if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be the lesser of (A) the amount of such Indebtedness of such other Person and (B) an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person and (vii) all obligations under any Interest Rate Protection Agreement, Hedging Agreement or similar type of agreement. Notwithstanding the foregoing, Indebtedness shall not include trade payables and accrued expenses incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person.

         "Independent Financial Advisor" means an internationally recognized investment banking firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in any Credit Party (other than any interest in the Bridge Loans), (ii) which, in the judgment of the board of directors of the Borrower, is otherwise independent and qualified to perform the task for which it is to be engaged and (iii) which is reasonably acceptable to the Required Lenders.

         "Initial Borrowing Date" shall mean the date upon which the initial Borrowing of Bridge Loans occurs hereunder.

         "Initial Guarantors" shall mean Mercury Cayman III, Mercury Cayman IV and the Principal Guarantor.

         "Intercompany Note" means the Intercompany Note dated as of the Effective Date, issued by the Borrower to Mercury Cayman IV.

         "Interest Determination Date" shall mean with respect to LIBOR Loans, the second Business Day on which dealings in deposits in Dollars are transacted in the London interbank market preceding the commencement of any Interest Period or, if such day is not a Business Day, the Business Day immediately preceding the commencement of the relevant Interest Period.

         "Interest Payment Date": (a) as to any Base Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding, and the Maturity Date, (b) as to any LIBOR Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any LIBOR Loan having an Interest Period longer than three months, (x) each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and (y) the last day of such Interest Period.


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         "Interest Period" shall have the meaning provided in Section 1.4.

         "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

         "Inversiones CYC Limitada" shall mean Inversiones CYC Limitada, a Chilean Corporation and an indirect Wholly-Owned Subsidiary of AES.

         "Investment" shall have the meaning provided in Section 7.5.

         "Lender" shall have the meaning provided in the first paragraph of this Agreement.

         "LIBOR" shall mean, with respect to each Interest Period for LIBOR Loans, (a) the rate per annum determined by the Administrative Agent to be the arithmetic mean (rounded to the nearest 1/16th of 1%) of the offered rates for deposits in Dollars with a term comparable to such Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (as defined below) at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the commencement of such Interest Period or (b) if there shall at such time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, (i) the arithmetic average of the offered quotation to first-class banks in the interbank Eurodollar market by the Administrative Agent for Dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the LIBOR Loans for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such LIBOR Loans, determined as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period divided, in each case (and rounded to the nearest 1/16 of 1%), by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D). "Telerate British Bankers Assoc. Interest Settlement Rates Page" shall mean the display designated as Page 3750 on the Telerate System Incorporated Service (or such other page as may

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replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market).

         "LIBOR Loan" shall mean each Bridge Loan bearing interest at the LIBOR rate as provided in Section 1.3(a).

         "LIBOR Loan Lender" means any Lender holding a LIBOR Loan.

         "Lien" shall mean any mortgage, pledge, hypothecation, assignment (fiduciary or otherwise), deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under any recording or notice statute, and any capital lease having substantially the same effect as any of the foregoing).

         "Margin Stock" shall have the meaning provided in Regulation U.

         "Material Adverse Effect" shall mean, with respect to any Credit Party,
(i) any material adverse effect on the condition (financial or otherwise), business, operations, assets, revenues, properties, prospects or liabilities of such Credit Party and its Subsidiaries, taken as a whole, (ii) any material adverse effect on the ability of such Credit Party to perform any of its material financial obligations under any of the Credit Documents, (iii) any material adverse effect on the ability of Gener to pay Dividends or other distributions (including reductions of capital), or to advance funds, to any Credit Party without any third-party consent, or (iv) any material adverse effect on the legality, binding effect or enforceability of any material provision of any of the Credit Documents, or any material rights or remedies of the Lenders, Administrative Agent or the Collateral Agent thereunder.

         "Maturity Date" shall mean December 27, 2001.

         "MEGA" means Merchant Energy Company of the Americas, Inc., a Subsidiary of Gener.

         "Mercury Cayman III" means Mercury Cayman Co. III, Ltd., a Cayman Islands company.

         "Mercury Cayman IV" means Mercury Cayman Holdco, Ltd., a Cayman Islands company.

         "Net Debt Proceeds" shall mean, with respect to any Debt Issuance, the cash proceeds (net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith) received in respect thereof.

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         "Net Disposition Proceeds" shall mean, for any Disposition, the cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such Disposition, net of (a) the reasonable costs and expenses of such Disposition (including fees and commissions, payments of unassumed liabilities relating to the assets sold and required payments of any Indebtedness (other than Indebtedness secured pursuant to the Security Documents) which is secured by the respective assets which were disposed of),
(b) the incremental taxes paid or payable as a result of such Disposition and
(c) reserves for indemnification obligations to the buyer in connection with such Disposition (provided that once such reserves are released to any Credit Party or any of its Subsidiaries, such reserves shall be Net Disposition Proceeds). The Net Disposition Proceeds in respect of the Argentine Disposition shall include any funds received by Gener (but shall not be adjusted to reflect any funds payable by Gener) pursuant to the post-closing adjustment to the purchase price provided in Section 2.5 of the Purchase and Sale Agreement to be entered into between Total Gas and Power Ventures and Gener.

         "Net Equity Proceeds" shall mean, with respect to any Equity Issuance, the cash proceeds (net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith) received in respect thereof.

         "Net Insurance Proceeds" shall mean, with respect to any Recovery Event, the cash proceeds (net of reasonable costs, expenses and taxes incurred in connection with such Recovery Event) received in respect thereof.

         "Net Worth" shall mean, as to any Person, the sum of its capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings and any other account which, in accordance with Chilean GAAP, constitutes stockholders equity, excluding treasury stock.

         "Non-Core Assets" shall mean the assets identified in the disclosure letter, dated the date hereof, from the Borrower to the Administrative Agent.

         "Noon Buying Rate" shall mean the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York.

         "Note" shall have the meaning provided in Section 1.1(d)(i).

         "Notice of Borrowing" shall have the meaning provided in Section
1.1(b).

         "Notice of Continuation" shall have the meaning provided in Section 1.9(b).

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         "Notice Office" shall mean the office of the Administrative Agent located at 130 Liberty Street, New York, New York 10006, Attention: Mercedes Sampedro or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

         "Obligations" shall mean all amounts owing to the Administrative Agent, the Collateral Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document.

         "Overdue Ratio" shall (a) mean 1.00, at all times prior to the Maturity Date, (b) mean 1.25, during the three-month period commencing on the Maturity Date and (c) increase by 0.25 upon each three-month anniversary of the Maturity Date.

         "Payment Office" shall mean the office of the Administrative Agent located at One Bankers Trust Plaza, New York, New York 10006, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

         "Permitted Holders" shall mean AES and its Wholly-Owned Subsidiaries.

         "Permitted Liens" shall have the meaning provided in Section 7.1.

         "Permitted Refinancing" shall mean (a) with respect to any Indebtedness of the Borrower or its Subsidiaries that does not mature in calendar year 2001, any refinancing thereof; provided, however, that (x) no Event of Default shall have occurred and be continuing or would arise therefrom, (y) any such refinancing Indebtedness shall (I) not be on financial and other terms that are taken as a whole materially more onerous to any Credit Party , Subsidiary or Lender than the Indebtedness being refinanced and shall not have defaults, rights or remedies, taken as a whole, nor restrictions on dividends and distributions and on asset sales, each taken individually, that are more burdensome to any Credit Party, Subsidiary or Lender than the Indebtedness being refinanced, (II) not have a stated maturity or weighted average life that is shorter than the Indebtedness being refinanced, (III) if the Indebtedness being refinanced is subordinated by its terms or by the terms of any agreement or instrument relating to such Indebtedness, be at least as subordinate to the Obligations as the Indebtedness being refinanced (and unsecured if the Indebtedness being refinanced is unsecured), and (IV) be treated as a Debt Issuance subject to prepayment under Section 3.3(a) (and the Borrower shall actually make such a repayment of Bridge Loans) to the extent that the principal amount of such refinancing Indebtedness exceeds the principal amount so refinanced, plus any interest being capitalized thereby plus the lesser of (1) the stated amount of any premium or other payment required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness being refinanced and (2) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount

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of fees and reasonable expenses of any Credit Party or any of its Subsidiaries incurred in connection with such refinancing, and (z) the primary obligor on such refinancing Indebtedness shall be the primary obligor on such Indebtedness being refinanced; provided, however, that any guarantor of the Indebtedness being refinanced shall be permitted to guarantee the refinancing Indebtedness and (b) with respect to any Indebtedness of Gener and its Subsidiaries that matures in calendar year 2001, any refinancing of such Indebtedness, (I) for which the agreements governing all such refinancing Indebtedness do not contain covenants more restrictive on dividends and asset sales than customarily applicable to financings of the same type by businesses that are similar (including with respect to capital structure) and in the same geographical area as Gener or such Subsidiary, as the case may be, (II) for which Gener and any such Subsidiary has used commercially reasonable efforts to minimize any restrictions on dividends and distributions or on asset sales incurred in connection with such refinancing and (III) the proceeds of which, to the extent such proceeds exceed the principal amount of such refinanced Indebtedness (plus any interest being capitalized thereby) are treated as the proceeds of a Debt Issuance and actually applied to repay Bridge Loans in accordance with Section 3.3(a).

         "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

         "Peso" shall mean the lawful currency of Chile.

         "Pledged Securities" shall mean all Acciones, Acciones Adicionales, Importes Prendados, Aportes (if any), shares, additional shares, Pledged Securities and any other property (if any) as indicated and defined in the applicable Stock Pledge Agreement.

         "Post-Closing Collateral Actions" means each of the filings, registrations or other actions indicated in Schedule 4.11 and the continuing holding by the Administrative Agent or its nominee of share certificates of any stock pledged pursuant to the Stock Pledge Agreements.

         "Prime Lending Rate" shall mean the rate which the Administrative Agent announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

         "Principal Guarantor" shall have the meaning provided in the first paragraph of this Agreement.

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

         "Pro Forma Date" shall have the meaning provided in Section 5.6(b).

         "Pro Forma Financial Statements" shall have the meaning provided in
Section 5.6(b).

         "Pro Rata Share" shall mean, with respect to any amount distributed to any Person, the amount that would be received by such Person if such amount were paid as one or more Dividends or capital reductions, giving effect to any required payments to holders of minority interests.

         "PUHCA" is defined in Section 5.18.

         "Recovery Event" shall mean the receipt by any Credit Party or any of its Subsidiaries of any cash insurance proceeds or condemnation awards payable
(i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of such Person and (ii) under any policy of insurance required to be maintained under Section 6.3.

         "Register" shall have the meaning provided in Section 12.18.

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

         "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

         "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

         "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

         "Relevant Payment" is defined in Section 9.12.

         "Replaced Lender" shall have the meaning provided in Section 1.8.

         "Replacement Lender" shall have the meaning provided in Section 1.8.

         "Required Lenders" shall mean, at any time, Lenders holding more than 50% of the total outstanding principal amount of the Bridge Loans.

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         "Security Documents" shall mean each Stock Pledge Agreement.

         "Stock Pledge Agreement" shall have the meaning provided in Section
4.11.

         "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly and (ii) any partnership, association, limited liability company, joint venture or other entity in which such Person directly or indirectly has more than a 50% equity interest at the time. Except where the context may otherwise require, a Subsidiary shall be understood to mean a Subsidiary of the Borrower.

         "Taxes" shall have the meaning provided in Section 3.5(a).

         "Total Commitment" shall mean, at any time, the sum of the Commitments of the Lenders, which sum shall not exceed $400.0 million.

         "True-Up Prepayment Amount" equals the amount by which the principal amount of outstanding Bridge Loans on the True-Up Prepayment Date exceeds the product of (i) $444,444,445 times (ii) the percentage of the outstanding shares of Gener on a fully-diluted basis that are owned, directly or indirectly, by the Borrower and that have been pledged pursuant to the applicable Stock Pledge Agreement.

         "True-Up Prepayment Date" means the earlier of (i) April 15, 2001 and
(ii) the date that the Principal Guarantor completes the offer to purchase shares of Gener required by Section 6.15.

         "Type" shall mean any type of Bridge Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or a LIBOR Loan.

         "United States" and "U.S." shall each mean the United States of America.

         "U.S. GAAP" means generally accepted accounting principles in the United States.

         "Value at Risk" means the estimated level of loss on the aggregate portfolio (open trading positions) of MEGA which is calibrated to a one-day holding period and expected to be equaled or exceeded with a 95% probability.

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         "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares and/or other nominal amounts of shares required to be held other than by such Person under applicable law) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, limited liability company, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has or have a 100% equity interest at such time.

         SECTION 11. The Agents.

         11.1. Appointment. The Lenders hereby irrevocably designate Bankers Trust Company as Administrative Agent and as Collateral Agent. Each Lender shall on the date hereof execute a Power of Attorney in a form to be agreed prior to the Initial Borrowing Date. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agents to take such action on their behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agents by the terms hereof and thereof and such other powers as are reasonably incidental hereto and thereto. The Agents may perform any of their duties hereunder by or through their officers, directors, agents, employees or affiliates. The Agents may perform any of their duties hereunder by or through their officers, directors, agents, employees or affiliates. Each Lender hereby accepts the pledges, mortgages and fiduciary assignments created for its benefit under the Security Documents and empowers the Collateral Agent to enter into such agreements and act as Collateral Agent on behalf and for the benefit of each Lender. The provisions of this Section 11 are solely for the benefit of the Agents and the Lenders, and neither any of the Credit Parties nor any of their respective Subsidiaries or Affiliates shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agents shall act solely as agents of the Lenders and the Agents do not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with the Credit Parties or for any of their respective Subsidiaries or Affiliates.

         11.2. Administration of the Collateral. The Collateral Agent shall administer the Collateral and any Lien thereon for the benefit of the Lenders in the manner provided herein and in the Security Documents; provided, however, that in the event of conflict between the provisions relating to administration of Collateral included in this Agreement and those included in the Security Documents, the latter shall prevail. The Collateral Agent shall exercise such rights and remedies with respect to the Collateral as are granted to it hereunder and under the Security Documents and applicable law and as shall be directed by the Required Lenders. Upon payment in full of all Obligations under the Credit Documents, the Agents and their Affiliates shall promptly



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release any and all Liens, Collateral and other security arrangements entered into in connection with this Agreement and the transactions contemplated hereby.

         11.3. Application of Proceeds. Except as otherwise specifically provided herein and in the other Credit Documents, the proceeds of any collection, sale, disposition, foreclosure or other realization of all or any part of the Collateral shall be applied by the Collateral Agent to the payment of any and all taxes, expenses and fees (including reasonable attorneys' fees) incurred by the Collateral Agent in obtaining, taking possession and disposing of the Collateral, any and all amounts incurred by the Collateral Agent in connection therewith and any amounts payable to the Collateral Agents under the Security Documents and the balance of such proceeds after such application by the Collateral Agent shall be transferred by the Collateral Agent to the Administrative Agent not later than two Business Days after receipt thereof to be applied by the Administrative Agent as follows:

         (a) to the payment of any amounts payable to the Agents (other than the Collateral Agent to the extent of any amounts owed and paid to the Collateral Agent as provided above) under the Credit Documents;

         (b) next, any surplus then remaining to the payment of the other Obligations in the following order of priority:

            (i) accrued and unpaid interest in respect of the Bridge Loans;

            (ii) outstanding principal due under the Bridge Loans;

            (iii) all other unpaid Fees, if any; and

            (iv) all other unpaid Obligations, if any;

         (c) any surplus remaining after payment of the foregoing amounts shall be paid to the Credit Parties by the Administrative Agent, subject, however, to the rights of the holder of any then existing Lien of which the Collateral Agent has actual notice (without investigation) and the Collateral Agent has informed in writing the Administrative Agent; it being understood that the Borrower shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the sums referred to in clauses (a) and (b) of this
     Section 11.3.

         11.4. Nature of Duties. No Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither any of the Agents nor any of their respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by them hereunder or under any other Credit Document or in connection herewith or therewith,

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unless it shall have been finally determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that the action taken or omitted was caused by its or their gross negligence or willful misconduct. The duties of each Agent shall be mechanical and administrative in nature, in the case of the Collateral Agent, to the maximum extent permitted under the law governing the Security Documents; no Agent shall have by reason of this Agreement or any other Credit Document (other than as specifically provided in the Security Documents pursuant to the governing law thereof) a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

         11.5. Lack of Reliance on Agents. Independently and without reliance upon any Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Credit Parties in connection with the making and the continuance of the Bridge Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Credit Parties and, except as expressly provided in this Agreement, no Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Bridge Loans or at any time or times thereafter. No Agent shall be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Credit Parties or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Credit Parties or the existence or possible existence of any Default or Event of Default.

         11.6. Certain Rights of the Agents. If any Agent shall request instructions from the Required Lenders (or if the Collateral Agent shall request instructions from the Administrative Agent) with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Agents shall be entitled to refrain from such act or taking such action unless and until the Agents shall have received instructions from the Required Lenders (and, in the case of the Collateral Agent, from the Administrative Agent, as the case may be); and the Agents shall not incur liability to any Lender (and, in the case of the Collateral Agent, to the Administrative Agent, as the case may be) by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agents as

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a result of the Agents acting or refraining from acting hereunder or under any other Credit Document, where such acting or refraining from acting is in accordance with the instructions of the Required Lenders (and, in the case of the Collateral Agent, from the Administrative Agent, as the case may be).

         11.7. Reliance. The Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, electronic mail, cablegram, radiogram, order or other document, telephone message or other electronic form of communication signed, sent or made by any Person that the Agents believed to be the proper Person, and upon advice and statements of legal counsel (including, without limitation, counsel to any Credit Party or any of their respective Subsidiaries), independent accountants and other experts selected by the Agents.

         11.8. Indemnification. To the extent any Agent is not reimbursed and indemnified by the Credit Parties, the Lenders will reimburse and indemnify such Agent in proportion to their respective "percentage" as used in determining the Required Lenders for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent in performing its duties hereunder or under any other Credit Document or in any way relating to or arising out of this Agreement or any other Credit Document; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 11.8 shall survive the payment of all Obligations.

         11.9. The Agents in Their Respective Individual Capacities. With respect to its obligation to make Bridge Loans under this Agreement, each Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lenders," "Required Lenders," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Each Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to, any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other

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consideration from any Credit Party or any Affiliate of any Credit Party for
services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

         11.10. Holders. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been recorded in the Register, in accordance with Section 12.18. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

         11.11. Resignation by the Agents.

         (a) The Administrative Agent may resign from the performance of all its respective functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Lenders and the Borrower. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

         (b) Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

         (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

         (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

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         (e) The Collateral Agent may resign from the performance of all its respective functions and duties under the Security Documents or be removed as Collateral Agent in accordance with the applicable provisions of the Security Documents.

         11.12. The Arranger. The Arranger shall have no rights or obligations under this Agreement other than the rights set forth in Section 12.

         11.13. Notice of Default. The Agents shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless
(i) in the case of the Administrative Agent, the Administrative Agent has actually received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default" and (ii) in the case of the Collateral Agent, the Collateral Agent has actually received notice from the Administrative Agent referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the other Lenders, the Borrower and the Collateral Agent (if received from a Lender) or to the Lenders and the Collateral Agent (if received from the Borrower).

         SECTION 12. Miscellaneous.

         12.1. Payment of Expenses, etc. Each Credit Party, jointly and severally, agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of Debevoise & Plimpton, as special U.S. counsel to the Administrative Agent, Guerrero Olivos Novoa y Errazuriz, as special Chilean counsel to the Administrative Agent, and Walkers, as special Cayman Islands counsel to the Administrative Agent) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Arranger in connection with its syndication efforts with respect to this Agreement and of each Agent and each of the Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent, the Collateral Agent and for each of the Lenders); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp, excise and other similar taxes (including, without limitation, value added taxes due in respect of interest payments under the Bridge Loans) with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify each Agent, the

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Arranger and each Lender, and each of their respective officers, directors, employees, representatives from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Agent, the Arranger or any Lender is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of proceeds of the Bridge Loans or the consummation of any of the transactions contemplated hereby, or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified or its Affiliates or employees). To the extent that the undertaking to indemnify, pay or hold harmless any Agent, the Arranger or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Credit Parties, jointly and severally, shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

         12.2. Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender, and each its Affiliates, are hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender or such Affiliate (including, without limitation, by branches and agencies of such Lender or Affiliate wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of the Credit Parties to such Lender or Affiliate under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 12.4(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

         12.3. Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed,

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telecopied, cabled or delivered: if to any Credit Party or the Arranger, at the address specified opposite its signature below or in the other relevant Credit Documents; if to any Lender, at its address specified on Schedule B; if to the Administrative Agent or the Collateral Agent, at the Notice Office; or, as to any Credit Party, the Arranger or any Agent at such other address as shall be designated by such party in a written notice to the other parties hereto, and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Administrative Agent or any Lender shall not be effective until received.

         12.4. Benefit of Agreement; Assignments; Participations.

         (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that no Credit Party may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of all of the Lenders; and provided, further, that no Lender may assign or transfer all or any portion of its Commitment hereunder except as provided in Sections 1.8 and 12.4(b); and provided, further, that although any Lender may grant participations in its rights hereunder in accordance with this Section 12.4, such Lender shall remain a "Lender" for all purposes hereunder and the participant shall not constitute a "Lender" hereunder; and provided, further, that no Lender shall grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Bridge Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Bridge Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its respective rights and obligations under this Agreement, (iii) release all or substantially all of the Collateral (except as expressly provided in the Security Documents) or (iv) release any Guarantor from its obligations under its Guaranty supporting the Bridge Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement

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executed by such Lender in favor of the participant relating thereto) and all amounts payable by any Credit Party hereunder shall be determined as if such Lender had not sold such participation, except that the participant shall be entitled to the benefits of Sections 1.5, 1.6 and 3.5 of this Agreement to the extent that such Lender would be entitled to such benefits if the participation had not been transferred, granted or assigned.

         (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Commitment and related outstanding Obligations (or, if the Commitments have terminated, outstanding Obligations) hereunder to (i) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or to one or more Lenders or (ii) in the case of any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor of such Lender or by an Affiliate of such investment advisor or (y) with prior consent of the Borrower (which consent shall not be unreasonably withheld or delayed and which consent shall not be required when an Event of Default has occurred and is continuing), assign all, or if less than all, a portion equal to at least $3.0 million in the aggregate for the assigning Lender or assigning Lenders, of such Commitments, and related outstanding Obligations (or, if the Commitments have terminated, outstanding Obligations), hereunder to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement and a Power of Attorney in a form to be agreed prior to the Initial Borrowing Date; provided, however, that (i) at such time Schedule A shall be deemed modified to reflect the Commitments and/or outstanding Bridge Loans, as the case may be, of such new Lender and of the existing Lenders, (ii) upon the surrender of the relevant Notes by the assigning Lender (or, upon such assigning Lender indemnifying the Borrower for any lost Note pursuant to a customary indemnification agreement), new Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 1.1(d) (with appropriate modifications) to the extent needed to reflect the revised Commitments and/or outstanding Bridge Loans, as the case may be, (iii) the consent of the Administrative Agent shall be required (which shall not be unreasonably withheld or delayed) in connection with any assignment to an Eligible Transferee pursuant to clause (y) above, (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500 and (v) no such transfer or assignment will be effective until recorded by the Administrative Agent on the Register pursuant to Section 12.18. To the extent of any assignment pursuant to this
Section 12.4(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitment, provided further that upon an Event of Default or Default any Lender may assign all or a portion of its Commitment and related outstanding Obligations (or, if the Commitments have terminated, outstanding Obligations) hereunder to any Person, including any fund


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that invests in bank loans or any other "accredited investor" (as defined in
Regulation D of the Securities Act of 1933, as amended).

         (c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Bridge Loans and Notes hereunder to a Federal Reserve Bank or Central Bank in support of borrowings made by such Lender from such Federal Reserve Bank or Central Bank and, with the consent of the Administrative Agent, any Lender which is a fund may pledge all or any portion of its Bridge Loans and Notes to its trustee in support of its obligations to its trustee. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.

         (d) Each Lender as of the date of this Agreement represents and warrants (as to itself only) as of the date of this Agreement that it is a Basel Bank.

         12.5. No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and the Administrative Agent or any Lender shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Lender to any other or further action in any circumstances without notice or demand.

         12.6. Payments Pro Rata.

         (a) Except as otherwise provided in this Agreement or the Fee Letter, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party, it shall distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

         (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Bridge Loans or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt (an "Excess Amount"), then such Lender receiving such Excess Amount shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided, however, that if all or any portion of such Excess Amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

         12.7. Calculations; Computations; Accounting Terms.

         (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with Chilean GAAP, consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders); provided, however, that such financial statements shall also be accompanied by convenience translations pursuant to which all Peso amounts will be converted into Dollars both (i) using the Noon Buying Rate as in effect on the last day of the respective fiscal quarter or year of the Borrower, as the case may be, and
(ii) on the basis provided in Section 12.7(b)(ii).

         (b) (i) Notwithstanding anything to the contrary contained in clause
(a) of this Section 12.7, for purposes of determining compliance with any incurrence tests set forth in Sections 7.1 through 7.7, inclusive, any amounts so incurred or expended (to the extent incurred or expended in a currency other than Dollars) shall be converted into Dollars on the basis of the Noon Buying Rate as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate Dollar limitation provided for therein for any fiscal period, and any incurrences or expenditures theretofore made during such fiscal period shall be recalculated based on the Noon Buying Rate on the date on which any additional incurrence or expenditure is to be made, (ii) for purposes of determining compliance with any other restriction stated in Dollars in this Agreement, the dollar equivalent amount of any amounts in any other foreign currency shall be converted on the basis of the Noon Buying Rate as in effect on the date of determination and (iii) except as otherwise specifically provided herein, all computations determining compliance with Sections 7.1 through 7.7, inclusive, shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements delivered to the Lenders but shall be made in accordance with the requirements of clause (i) or (ii), as the case may be, of this Section 12.7(b).

         (c) Interest on LIBOR Loans and Fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for each day that the Base Rate is calculated by reference to the Federal Funds Rate, interest on Base Rate Loans shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day).

         12.8. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.

         (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, EACH OF THE BORROWER AND THE INITIAL GUARANTORS HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE BORROWER AND THE INITIAL GUARANTORS HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH CREDIT PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH CREDIT PARTY. EACH OF THE BORROWER AND THE INITIAL GUARANTORS FURTHER IRREVOCABLY AGREES THAT SERVICE OF ALL WRITS, PROCESS AND SUMMONSES IN ANY PROCEEDING OR ANY SUIT, ACTION, PROCEEDING TO ENFORCE OR EXECUTE ANY JUDGMENT BROUGHT AGAINST IT IN THE STATE OF NEW YORK MAY BE MADE UPON CT CORPORATION SYSTEM, PRESENTLY LOCATED AT 111 EIGHTH AVENUE, NEW YORK, NEW YORK, 10011, USA, WHICH IS HEREBY IRREVOCABLY APPOINTED AGENT OF EACH OF THE BORROWER AND THE INITIAL GUARANTORS FOR SERVICE OF PROCESS IN THE STATE OF NEW YORK WITH RESPECT TO THIS AGREEMENT AND THE NOTES AND ALL MATTERS RELATED THERETO AND/OR CONTEMPLATED THEREBY. EACH OF THE BORROWER AND THE INITIAL GUARANTORS HEREBY IRREVOCABLY

WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

         (b) EACH OF THE BORROWER AND THE INITIAL GUARANTORS HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         (d) EACH OF THE BORROWER AND THE INITIAL GUARANTORS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE RIGHT TO DEMAND THAT ANY OF THE AGENTS OR ANY OF THE LENDERS POST A PERFORMANCE BOND OR GUARANTY (EXCEPCION DE ARRAIGO) IN ANY ACTION OR PROCEEDING INITIATED AGAINST ANY SUCH PARTY IN CHILE AND TO RECUSE WITHOUT CAUSE ANY MEMBERS OF THE COURTS HAVING JURISDICTION OVER ANY AND ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT.

         12.9. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement. A complete set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

         12.10. Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Borrower, the Initial Guarantors, each Agent, the Arranger and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at its Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written, telex or facsimile notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give the Borrower and each Lender prompt written notice of the occurrence of the Effective Date.

         12.11. Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         12.12. Amendment or Waiver. Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Lenders; provided, however, that no such change, waiver, discharge or termination shall, without the consent of each Lender (with Obligations being directly affected in the case of following clause (i)), (i) extend the final scheduled maturity of any Bridge Loan or Note or reduce the amount of interest, Fees and other amounts payable to the Lenders hereunder or extend the time of payment thereof, or reduce the principal amount thereof (except to the extent repaid in cash), (ii) release all or substantially all of the Collateral (except as expressly provided in the Security Documents) under the Security Documents, (iii) release any Guarantor from its obligations under its Guaranty, (iv) amend, modify or waive any provision of this Section 12.12 or Section 12.1, 12.2, 12.4, 12.6, 12.7(b) or 12.13, (v) reduce the percentage specified in the definition of Required Lenders or (vi) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement; provided, further, that no such change, waiver, discharge or termination shall (x) increase the Commitment of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default shall not constitute an increase of the Commitment of any Lender) or (y) without the consent of the Administrative Agent or the Collateral Agent, as the case may be, amend, modify or waive any provision of Section 11 as same applies to the Administrative Agent or the Collateral Agent, or any other provision as same relates to the rights or obligations of the Administrative Agent or the Collateral Agent.

         12.13. Survival. All indemnities set forth herein, including, without limitation, in Sections 1.5, 1.6, 3.5, 11.8, 12.1, 12.6, 12.15 and 12.18, shall survive the execution, delivery and termination of this Agreement and Notes and the making and repayment of the Bridge Loans.

         12.14. Domicile of Bridge Loans. Each Lender may transfer and carry its Bridge Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender.

         12.15. Judgment Currency. Each of the Borrower's and the Initial Guarantors' obligations hereunder and under the other Credit Documents to make payments in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than Dollars, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or the respective Lender of the full amount of Dollars expressed to be payable to the Administrative Agent or such Lender under this Agreement or the other Credit Documents. The obligation of each of the Borrower and the Initial Guarantors to make payments in Dollars as aforesaid shall be enforceable as an alternative or additional cause of action for the purpose of recovery in Dollars of the amount, if any, by which such actual receipt shall fall short of the full amount of Dollars expressed to be payable in respect of the principal of and interest on the Bridge Loans and any other amounts due under any other Credit Document, and shall not be affected by judgment being obtained for any other sums due under this Agreement or under any other Credit Document. Each of the Borrower and the Initial Guarantors waives the right to invoke any defense of payment impossibility.

         12.16. Waiver of Sovereign Immunity. Each of the Borrower and the Guarantors, in respect of itself, its Subsidiaries, its process agents, and its properties and revenues, hereby irrevocably agrees that, to the extent that such Credit Party, its Subsidiaries or any of its properties has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, from any legal proceedings, whether in the United States, Chile, or elsewhere, to enforce or collect upon the Bridge Loans or any Credit Document or any other liability or obligation of such Credit Party or any of its Subsidiaries related to or arising from the transactions contemplated by any of the Credit Documents, including, without limitation, immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, such Credit Party, for itself and on behalf of its Subsidiaries, hereby expressly waives any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United States, Chile, the Cayman Islands or elsewhere.

         12.17. English Language. This Agreement and all other Credit Documents (other than the Security Documents) shall be in the English language, except as required by Chilean law (in which event certified English translations thereof shall be provided by the Borrower to each Lender). Except in connection with the enforcement thereof in Chile as may be required by Chilean law, any non-English translation of this Agreement or any other Credit Document (other than the Security Documents) shall have no legal validity. All documents, certificates, reports or notices to be delivered or communications to be given or made by any party hereto pursuant to the terms of this Agreement or any other Credit Document shall be in the English language or, if originally written in another language, shall be accompanied by an accurate English translation upon which the other parties hereto shall have the right to rely for all purposes of this Agreement and the other Credit Documents.

         12.18. Register. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 12.18, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Lenders, the Bridge Loans made by each of the Lenders and each repayment in respect of the principal amount of the Bridge Loans of each Lender. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligations in respect of such Bridge Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Bridge Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Bridge Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Bridge Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Bridge Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 12.4(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Bridge Loan, the assigning or transferor Lender shall surrender the Note or Notes evidencing such Bridge Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender and the old Notes shall be returned to the Borrower marked "cancelled." The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 12.18 other than those resulting from its gross negligence or willful misconduct.

         12.19. Confidentiality. Each of the Lenders and each Agent agrees (on behalf of itself and each of its Affiliates, directors, officers, employees and representatives) to keep confidential, in accordance with its customary procedures of handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by any Credit Party or any of its Subsidiaries pursuant to this Agreement; provided, however, that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to directors, officers, employees, agents, accountants, counsel and any other advisors of any of the Lenders so long as such Person confirms it shall keep the non-public information confidential in accordance with these provisions, (iii) to bank examiners, auditors or accountants or to any other regulatory agency or body with proper authority (including nongovernmental regulatory agencies or bodies), (iv) to any Lender or any Agent,
(v) in connection with any litigation to which any one or more of the Lenders or Agents is a party where disclosure of such information is, in the opinion of counsel for any Lender or any Agent, necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Lenders or Agents and arising out of, based upon, relating to or involving this Agreement or any other Credit Document, or any transactions contemplated hereby or arising hereunder, (vi) to a Subsidiary or Affiliate of any Lender or any Agent in connection with a transfer permitted by
Section 12.14, (vii) to any assignee or participant (or prospective assignee or participant) so long as the Lender making such assignment or selling such participation shall procure that such assignee or participant (or prospective assignee or participant) first executes and delivers to such Lender an acknowledgment to the effect that it is bound by the provisions of this Section 12.19, (viii) to any credit rating agency that rates the financial condition of any Lender or the claims paying ability of any Lender or the financial condition of the Borrower; provided further, that in no event shall any Lender or Agent be obligated or required to return any materials furnished by any Credit Party,
(ix) with the consent of the relevant Credit Party or (x) to the extent that such information has become public other than through a breach of this Section
12.19. The obligations of any assignee that has executed an acknowledgment pursuant to this Section 12.19 shall be superseded by this Section 12.19 upon the date upon which such assignee becomes a Lender hereunder pursuant to Section 12.4(b). To the extent disclosure is required under clauses (i), (iii) and (v) above, each Lender and Agent agrees to use its best efforts to give the Borrower prompt prior notice thereof.

         12.20. Independence. Each Lender is acting hereunder individually. Nothing herein, and no action taken by the Administrative Agent or any Lender, shall be construed to constitute them or any of them a partnership, an association, any other entity or a joint venture. Without limiting the generality of the foregoing, the Administrative Agent and each Lender shall be entitled to act independently, whether by court action or otherwise, to enforce or protect their rights under this Agreement and the Notes, subject, in the case of each Lender, to the provisions of Section 8 regarding any declaration that any unmatured obligations of the Borrower hereunder or under the Notes shall be immediately due and payable upon the occurrence of an Event of Default.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:
--------

1001 North 19th Street                  INVERSIONES OEA LIMITADA,
Arlington, VA 22209                       as Borrower
Attention: Jay Abbott
Fax No.: (703) 528-4510
                                        By: /s/ Jay Abbott
                                           ------------------------------------
                                           Name:  Jay Abbott
                                           Title: Attorney-in-fact

STATE OF NEW YORK   )
                    ) SS:
COUNTY OF NEW YORK )

On this 28th day of December, before me personally appeared Jay Abbott, of Inversiones OEA Limitada, known to me to be the person that executed this Credit Agreement and acknowledged to me that he executed the same.



/s/ Peter Ford
---------------
Notary Public

1001 North 19th Street                 INVERSIONES CACHAGUA
Arlington, VA 22209                      LIMITADA, as Principal Guarantor
Attention: Jay Abbott
Fax No.: (703) 528-4510
                                       By: /s/ Jay Abbott
                                          --------------------------------
                                          Name:  Jay Abbott
                                          Title: Attorney-in-fact

STATE OF NEW YORK   )
                    ) SS:
COUNTY OF NEW YORK  )

On this 28th day of December, before me personally appeared Jay Abbott, of Inversiones Cachagua Limitada, known to me to be the person that executed this Credit Agreement and acknowledged to me that he executed the same.



/s/ Peter Ford
---------------
Notary Public

1001 North 19th Street                      MERCURY CAYMAN CO. III, LTD.,
Arlington, VA 22209                           as Guarantor
Attention: Jay Abbott
Fax No.: (703) 528-4510
                                            By: /s/ Jay Abbott
                                               --------------------------------
                                               Name:  Jay Abbott
                                               Title: Vice President and
                                                      Chief Financial Officer


STATE OF NEW YORK   )
                    ) SS:
COUNTY OF NEW YORK  )

On this 28th day of December, before me personally appeared Jay Abbott, of Mercury Cayman Co. III, Ltd, known to me to be the person that executed this Credit Agreement and acknowledged to me that he executed the same.





/s/ Peter Ford
---------------
Notary Public

1001 North 19th Street                        MERCURY CAYMAN HOLDCO, LTD.,
Arlington, VA 22209                             as Guarantor
Attention: Jay Abbott
Fax No.: (703) 528-4510
                                              By: /s/ Jay Abbott
                                                 -------------------------------
                                                 Name:  Jay Abbott
                                                 Title: Vice President and
                                                        Chief Financial Officer


STATE OF NEW YORK    )
                     ) SS:
COUNTY OF NEW YORK   )

On this 28th day of December, before me personally appeared Jay Abbott, of Mercury Cayman Holdco, Ltd., known to me to be the person that executed this Credit Agreement and acknowledged to me that he executed the same.





/s/ Peter Ford
--------------
Notary Public

130 Liberty Street                         BANKERS TRUST COMPANY, as
New York, New York 10006                     Administrative Agent and Collateral
Attention: Mercedes Sampedro                 Agent, and, individually, as Lender
Fax No.: (212) 669-5398

                                           By: /s/ George Ordonez
                                              ----------------------------------
                                              Name:  George Ordonez
                                              Title: Director
STATE OF NEW YORK   )
                    ) SS:
COUNTY OF NEW YORK  )

On this 28th day of December, before me personally appeared George Ordonez, of Bankers Trust Company, known to me to be the person that executed this Credit Agreement and acknowledged to me that he executed the same.




/s/ Peter Ford
---------------
Notary Public

130 Liberty Street                           DEUTSCHE BANK SECURITIES INC.,
New York, New York 10006                       as Arranger
Attention: Frank Hegeman
Fax No.: (212) 669-5398
                                             By: /s/ Frank Hegeman
                                                -------------------------------
                                                Name:  Frank Hegeman
                                                Title: Managing Director

STATE OF NEW YORK    )
                     ) SS:
COUNTY OF NEW YORK   )

On this 28th day of December, before me personally appeared Frank Hegeman, of Deutsche Bank Securities Inc., known to me to be the person that executed this Credit Agreement and acknowledged to me that he executed the same.




/s/ Peter Ford
---------------
Notary Public

                                          DEUTSCHE BANK SECURITIES INC.,
                                            as Arranger


                                          By: /s/ Frank Hegeman
                                             -----------------------------------
                                             Name:  Frank Hegeman
                                             Title: Managing Director
STATE OF NEW YORK     )
                      ) SS:
COUNTY OF NEW YORK    )


On this 28th day of December, before me personally appeared Frank Hegeman, of Deutsche Bank Securities Inc., known to me to be the person that executed this Credit Agreement and acknowledged to me that he executed the same.




/s/ Peter Ford
---------------
Notary Public

                                                                      SCHEDULE A
                                                                      ----------
                                   COMMITMENTS
                                   -----------


                                           Bridge Loan
Lender                                     Commitment
------                                     ----------

Bankers Trust Company                     $400,000,000

TOTAL:                                    $400,000,000
                                          ============

                                                                      SCHEDULE B
                                                                      ----------

                                LENDER ADDRESSES
                                ----------------


Lender                                     Address
------                                     -------


Bankers Trust Company                      130 Liberty Street
                                           New York, New York 10006
                                           Attention: Mercedes Sampedro
                                           Telephone No: (212) 250-7380
                                           Facsimile No.: (212) 250-7218